Exhibit 4(b)(vii)
Britvic plc
Ordinary Shares
(nominal value 20p each)
Sponsorship and Underwriting Agreement
Date: 25, November 2005
Citigroup Global Markets Limited
Citigroup Global Markets U.K. Equity Limited
Deutsche Bank AG
Lehman Brothers International (Europe)
Merrill Lynch International
c/o Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Dear Sirs and Mesdames
          Each of InterContinental Hotels Group PLC (“IHG”), Pernod Ricard S.A. (“Pernod”) and Whitbread Group PLC (“Whitbread”) (together, the “Selling Shareholders” and each a “Selling Shareholder”), propose, subject to the terms and conditions of this Agreement, to sell or procure the sale of the number of ordinary shares of Britvic plc, a public limited company incorporated under the laws of England and Wales with registered number 5604923 (the “Company”) set opposite its name in column (2) of Table 2 in the Purchase Memorandum (if any) (the “Firm Shares”), which ordinary shares are registered in the name of the entities set out in column (2) of the table in Schedule I and in the case of IHG and Pernod each such entity is a wholly-owned subsidiary of the Selling Shareholder with which it is affiliated. The entities named in Schedule II (the “Underwriters”, which will include any Underwriter substituted as provided in Section 9) have agreed, severally and not jointly and subject to the terms and conditions of this Agreement including without limitation the execution and delivery of the Purchase Memorandum by each of the Selling Shareholders and each of the Underwriters in accordance with Section 2(h) and this Agreement not having been terminated under Sections 6, 9 or 10, to procure purchasers for the Firm Shares, or to purchase the Firm Shares themselves. The offer of the Firm Shares is referred to in this Agreement as the “Offer”.
          In addition, certain of the Selling Shareholders identified in Schedule I and Table (2) of the Purchase Memorandum propose, subject to the terms and conditions of this

Agreement and upon notice from Citigroup Global Markets U.K. Equity Limited (the “Stabilisation Manager”), to sell or procure the sale to purchasers procured by the Stabilisation Manager or to the Stabilisation Manager, its Agreed Over-allotment Share Proportion (as defined in Section 2(e) below) of ordinary shares of the Company which do not exceed in aggregate 15% of the total number of ordinary shares of the Company that are comprised in the Offer as provided in Sections 2(c), (d) and (e) (the “Over-allotment Shares” and, collectively with the Firm Shares, the “Sale Shares”). The Selling Shareholders who propose to sell such Over-allotment Shares are referred to herein as the “Over-allotment Shareholders”. The ordinary shares of the Company are referred to in this Agreement as the “Shares”.
          Each of Citigroup Global Markets Limited, in its capacity as joint sponsor and in any other capacity in which it may act in relation to the Offer (“CGML”) and Citigroup Global Markets U.K. Equity Limited, in its capacity as joint global co-ordinator, stabilisation manager and in any other capacity in which it may act in relation to the Offer (“CGMUKE”) is referred to in this Agreement as “Citigroup” and Deutsche Bank AG, in its capacity as joint sponsor, joint global co-ordinator and in any other capacity in which it may act in relation to the Offer is referred to in this Agreement as “Deutsche Bank”. Certain other terms used in this Agreement are defined in Section 22.
          In connection with the Offer, the Company has, in accordance with the Prospectus Rules, prepared a prospectus dated 25 November 2005 (the “Prospectus”). Subject to each of their decisions to do so at the appropriate time, it is proposed that each of the Selling Shareholders, each of the Over-allotment Shareholders and each of the Underwriters will, promptly after agreement of the Offer Price, execute a purchase memorandum in the form set out in Schedule IV (the “Purchase Memorandum”) pursuant to which each Underwriter agrees, amongst other things, to underwrite the Firm Shares. The details of the Offer Price and related matters will be set out in a pricing supplement, which subject to its content might comprise a Supplementary Prospectus (the “Pricing Supplement”) and is expected to be published immediately thereafter. Collectively, the Pricing Supplement, the Prospectus and any other Supplementary Prospectus that the Company may be required to publish are referred to as the “Offering Memoranda”. The Company, subject to the Prospectus being approved by, and filed with, the FSA in accordance with the Prospectus Rules, confirms that it has authorised the distribution of the Prospectus by Citigroup, Deutsche Bank and the other Underwriters, including any amendments or supplements thereto each in connection with the offer and sale of the Sale Shares.
          The Underwriters intend to enter into an agreement among themselves (the “Agreement among Underwriters”) which regulates the activities of the syndicate regarding the offer and sale of the Sale Shares.
          1. Representations and Warranties.
          (a) The Company and each of the persons identified in Part A of Schedule III (the “Executive Directors”) severally represents and warrants to, and agrees with, each of Citigroup, Deutsche Bank and the other Underwriters that:

          (i) Each of the Offering Memoranda has been prepared in connection with the Offer and contains, or will when published, all information required by, and complies with, or will when published comply with, the Financial Services and Markets Act 2000 (as amended) (the “FSMA”), the listing rules (the “Listing Rules”) of the Financial Services Authority (the “FSA”) the prospectus rules (the “Prospectus Rules”) and so far as the Company is aware (having not made enquiries other than as to matters in relation to the United Kingdom) all other relevant statutes and regulations and, having regard to the particular nature of the Company, its subsidiaries and its subsidiary undertakings (the “Group”, and each a “member of the Group”) and the other matters referred to in Section 87A of the FSMA, contain all such information as investors and their professional advisers would reasonably require, and reasonably expect to find there, to make an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company, the Group and of the rights attached to the Shares. The Offering Memoranda (except with respect to any information included in reliance upon and in conformity with information furnished to the Company by the Underwriters for use therein and set out in Schedule V, for which no representation or warranty is made) did not and will not, at their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and all expressions of opinion, intention, belief or expectation of the Company or the persons identified in Schedule III (the “Directors”) contained in such documents are and will be, at their respective dates, truly and honestly held and made on reasonable grounds after due and careful consideration and enquiry.
          (ii) The press announcement dated 14 November 2005 did not, the press announcement in the Agreed Form to be dated the date of this Agreement, the press announcement to be dated the date the Pricing Supplement is published, to the extent any Supplementary Prospectus is published, the announcement to be dated the date of any such publication and the roadshow presentation slides and reference books, each in the Agreed Form (the “Roadshow Slides”) do not, and will not, as at their respective dates of issue, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in such announcements or document are and will be, at their respective dates, truly and honestly held and made on reasonable grounds after due and careful consideration and enquiry.
          (iii) The Company has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales with registered number 5604923. Each other member of the Group has been duly incorporated and is validly existing as a body corporate under the laws of its jurisdiction of incorporation. The Company and each other member of the Group has full corporate power and authority to own or lease, as the case may be, and to operate and occupy its properties and conduct its business as described in the Prospectus and, to the extent applicable, to implement the Restructuring Arrangements and is in good standing under the laws of each jurisdiction that requires such qualification. The Company does not hold any securities or options to acquire securities in any company other than those identified in Part XIV (Additional Information) of the Prospectus.
          (iv) On admission of the Shares to the Official List of the FSA and to trading on the London Stock Exchange’s market for listed securities (collectively, “Admission”), the

Company will have the authorised and issued share capital as set forth in Part XIV (Additional Information) of the Prospectus and such description will conform to the rights set forth in the instruments defining the same; upon Admission all of the issued Shares will have been duly and validly authorised and issued, will be fully paid and will not be subject to calls for further funds and the share capital of the Company will, upon Admission, conform to the description contained in Part XIV (Additional Information) of the Prospectus and the Prospectus accurately describes the rights attaching to the share capital of the Company; all the issued shares of each other member of the Group have been duly and validly authorised and issued, are fully paid and are not subject to calls for further funds and all shares of each other member of the Group are owned by the Company either directly or through wholly owned subsidiaries, free and are clear of any security interests, liens, encumbrances, equities or claims and third party interests and none of the outstanding share capital of any other member of the Group was issued in violation of the pre-emptive or similar rights of any security of such company; the existing holders of shares of the Company have no pre-emptive or other rights to acquire the Shares; and, except pursuant to the terms of this Agreement and as set forth in Part XIV (Additional Information) of the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into, or exchange any securities for, Shares, shares of any other member of the Group or any other class of equity capital of the Company or of any other member of the Group are outstanding; and except as set forth in Part XIV (Additional Information) of the Prospectus, there are no restrictions on subsequent transfers of the Shares under the Company’s articles of association or the laws of England and Wales.
          (v) The Company has complied with the provisions of Sections 135 to 138 of the Companies Act in effecting the reduction of share capital pursuant to a special resolution of the Company approved by written resolution dated 18 November, 2005 (the “Reduction of Share Capital”), and the Company has delivered to the Registrar of Companies for registration an order of the Court confirming the Reduction of Share Capital and the order has been so registered and the resolution reducing share capital has taken effect. The notice of such registration will be published in the manner directed by the court and will have been so published prior to Admission.
          (vi) This Agreement and each of the other agreements to be entered into in connection with the Offer have been duly authorised, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to all applicable insolvency laws affecting creditors’ rights generally. Each of the agreements (the “Restructuring Agreements”) to be entered into in connection with the capital restructuring of the Company described in Paragraph 2.3 of Part XIV (Additional Information) (the “Restructuring Arrangements”) of the Prospectus has been duly authorised, executed and delivered by the Company and each other relevant member of the Group and, subject to Admission and to all applicable insolvency laws affecting creditors’ rights generally, constitutes a valid and legally binding obligation of the Company and each other relevant member of the Group enforceable in accordance with its terms.
          (vii) No consent, approval, authorisation, order, registration, clearance or qualification of, or with, any court, regulatory body, administrative agency, government body, arbitrator or other authority, agency or body having jurisdiction over the Company or any other member of the Group or any of their properties or any stock exchange authorities is required by the Company or any member of its Group for the transfer of the Sale Shares, save as described in Part XIV of the Prospectus, and for the execution and delivery by the Company of this Agreement and the Restructuring Agreements and to give effect to the transactions contemplated in this Agreement and the Restructuring Agreements or pursuant to the Restructuring Arrangements, except those that have been obtained or made, or will prior to Admission be obtained or made, as the case may be, and are or will be prior to Admission in full force and effect.
          (viii) Other than as described in Paragraph 3.2.1 (ix) of Part XIV (Additional Information) of the Prospectus, there are and will, following Admission, be no restrictions upon the voting or transfer of the Shares or upon the declaration or payment of any dividend or distribution thereon;
          (ix) Save as set out in Note 4 – “Events after the balance sheet date” to the special purpose financial information of the Company included in Part IX – “Financial Information (IFRS)” of the Prospectus, the Company has not traded or carried out any other activity since its date of incorporation.
          (x) Other than as described in Part XIV (Additional Information) of the Prospectus, under the current laws and regulations of England and Wales, all dividends and other distributions declared and payable on the share capital of the Company may be paid in pounds sterling that may be converted into foreign currency and freely transferred out of the United Kingdom and all such dividends and other distributions will not be subject to withholding under the laws and regulations of England and Wales and without the necessity of obtaining any governmental or other authorisation.
          (xi) The execution and delivery of this Agreement, the Restructuring Agreements, the consummation of the transactions contemplated in this Agreement and the Restructuring Agreements and the fulfilment of the terms of this Agreement and the Restructuring Agreements and the implementation of the Restructuring Arrangements and the making of the Offer, the distribution of the Offer Documents and any other document in connection with the Offer and Admission will not conflict with, constitute a default under, result in a breach or violation of, or imposition of, any lien, charge or encumbrance upon any property or assets of any member of the Group pursuant to (i) the memorandum or articles of association of the Company or the constitutional documents of any other member of the Group; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any other member of the Group is a party or bound or to which any of its or their property or assets is subject or any license, permit or authorisation held by or issued to the Company or any other member of the Group; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any other member of the Group or any court, regulatory body, administrative agency, government body, arbitrator or other authority, agency or body having jurisdiction over the Company or any other member of the Group or any of its or their properties or assets, as applicable, except in the case of (ii) and (iii) above any such breach, violation or imposition as would not have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated in this Agreement.

          (xii) Neither the Company nor any other member of the Group is in violation or default of (i) any provision of its memorandum or articles of association or its equivalent or other constitutional documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any other member of the Group is a party or bound or to which any of its or their property or assets is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any other member of the Group or any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such other member of the Group or any of its or their properties or assets, as applicable, except in the case of (ii) any such breach or default as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Group, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). Each member of the Group has complied with and will comply with applicable securities laws and regulations in relation to the Offer.
          (xiii) The financial information of the Company as at 31 October 2005 together with the related notes included at Part IX of the Prospectus (the “Company IFRS financial statements”) has been prepared and audited in conformity with all relevant Statements of Standard Accounting Practice and Financial Reporting Standards currently in force, with the Prospectus Rules and with International Financial Reporting Standards (“IFRS”), applied on a consistent basis; the consolidated financial information for the Group in respect of the year ended 2 October 2005 together with the related schedules and notes included at Part IX of the Prospectus (the “Group IFRS financial statements”) has been prepared and audited in conformity with all relevant Statements of Standard Accounting Practice and Financial Reporting Standards currently in force, with the Prospectus Rules and with IFRS, applied on a consistent basis throughout the periods involved; the combined and consolidated financial information for the Group in respect of the four financial years respectively ended 28 September 2002, 27 September 2003, 3 October 2004 and 2 October 2005 together with the related schedules and notes included at Part VIII in the Prospectus (the “Group UK GAAP financial statements”) has been prepared and audited in conformity with all relevant Statements of Standard Accounting Practice and Financial Reporting Standards currently in force, with the Prospectus Rules and with generally accepted accounting principles consistently applied in the United Kingdom (“UK GAAP”), applied on a consistent basis throughout the periods involved;
          (xiv) Each of the financial statements: (i) give a true and fair view of the state of affairs and financial condition of the Group or the Company, as the case may be, as at the dates stated and of its profits and/or losses, cash flows and, where relevant, recognised gains and losses or changes in equity for the periods specified; (ii) in accordance with such accounting standards and such accounting principles, make proper provision for all liabilities, whether actual, deferred or contingent; (iii) comply with all applicable law and regulation; and (iv) have been prepared after due and careful enquiry by the Company and, where applicable, the relevant members of the Group and on the bases of preparation set out in the Prospectus and are presented therein on the bases of the accounting policies of the Group. Other than as described in Part VII of the Prospectus under the heading “Future liquidity, financing arrangements and commitments”, neither the Company nor any member of the Group has any off balance sheet financing, investment or liability.

          (xv) The unaudited pro forma financial information (including the notes thereto) set out in Part IX (Pro Forma Financial Information) in the Prospectus presents fairly the information shown therein, has been duly and carefully prepared in accordance on the bases described therein and is presented therein on a basis consistent with the IFRS accounting policies of the Group; all the assumptions used in the preparation thereof are reasonable and there are no other material assumptions or sensitivities which should be taken into account in the preparation of such information and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Such pro forma financial information takes into account (to the extent relevant) all matters of a material nature of which the Company and the Executive Directors are aware concerning the Group. The selected financial data and summary financial information with respect to the Company and the Group included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements included in the Prospectus from which such selected financial information is derived, except as otherwise stated therein and the selected unaudited pro forma financial information presents fairly the information shown therein and has been extracted without material adjustment from Part IX of the Prospectus;
          (xvi) Part XI (Summary of Significant Differences between UK GAAP, US GAAP and IFRS) of the Prospectus is an accurate and fair description of the matters described therein and accurately describes the significant differences, so far as the Company is aware, between UK GAAP, generally accepted accounting principles as used in the United States (“US GAAP”) and international financial reporting standards (“IFRS”) as they relate to the Group.
          (xvii) The Group’s IFRS financial statements have been presented and prepared in a form consistent with that which will be adopted in the Company’s next published annual financial statements.
          (xviii) All information supplied by the Company or any other Group or any of such person’s officers or employees to Ernst & Young LLP (the “Reporting Accountants”) for the purposes of the Long Form Report and/or the Accountants’ Report and/or their Working Capital Report and/or their report relating to pro forma financial information and/or their comfort letters on significant change in financial or trading position of the Company and the Group (including indebtedness and contingent liabilities and guarantees) and/or their comfort letters on accuracy and extraction of financial and non-financial information included in the Prospectus and/or any of the Reporting Accountants’ other reports and comfort letters in connection with the Offer (collectively, the “Reporting Accountants’ Reports”), and in respect of any updates to such Reporting Accountants’ Reports, has been supplied in good faith after due and careful enquiry; such information was when supplied true and accurate in all material respects and no information has been withheld which might reasonably have affected the contents of the Reporting Accountants’ Reports in any material respect.
          (xix) All information contained in the Reporting Accountants’ Reports was and remains true and accurate in all material respects and is not misleading and no fact or matter has been omitted from the Reporting Accountants’ Reports which would be necessary to make the information therein not misleading; and the statements of opinion, intention or expectation attributed to the Company or the Directors in the Reporting Accountants’ Reports are accurate statements of the opinions, intentions or expectations held by the Company or the Directors, as the case may be, which are fairly based upon facts within the knowledge of the Company or the Directors and have been made after due and careful enquiry.
          (xx) The Reporting Accountants are independent public accountants with respect to the Group within the meaning of guidelines on independence issued by the Institute of Chartered Accountants of England and Wales.
          (xxi) The Directors have established procedures which provide a reasonable basis for them to make proper judgments as to the financial position and prospects of, and claims against, the Group; the Company and each other member of the Group maintains a system of financial and internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorisations; and (ii) transactions are recorded as necessary to permit the preparation of returns and reports, complete and accurate in all material respects, to regulatory bodies as and when required by them and the preparation of financial statements by the Company on a consolidated basis in accordance with UK GAAP, IFRS and the Companies Act and the rules and regulations thereunder, and to maintain asset accountability; and (iii) access to the Group’s assets is permitted only in accordance with management’s general or specific authorisation; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (xxii) The Directors have established procedures which, as at and from Admission, will enable the Company to comply with the Listing Rules and the Disclosure Rules on an ongoing basis.
          (xxiii) There are no, and during the past five years have been no, material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) of the Company or the Group, no change in the Company’s internal control over financial reporting of the Company or the Group that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting, of the Company or the Group and there has been no fraud that involves any member of senior management or any member of the Group.
          (xxiv) Nothing has come to the attention of the Company or any member of its Group that the Company or any member of the Group is in violation of any relevant applicable legislation regarding bribery or other corrupt business practices.
          (xxv) The working capital available to the Group, taking into account available bank facilities, is sufficient for its present requirement (that is, for at least the next twelve months from the date of the Prospectus). The cashflow and working capital projections contained in the Working Capital Reports have been prepared after due and careful enquiry, all assumptions on which such projections are based are set out in the Working Capital Reports and are reasonable and such projections take into account all material matters of which the Company or the Executive Directors are aware concerning the Company, the other members of the Group or the markets in which any of them is carrying on, or is expecting or proposing to carry on, business and the Directors have a reasonable basis on which to make the working capital statement in the Prospectus as required by the Listing Rules and the Prospectus Rules.

          (xxvi) So far as the Company is aware, no event has occurred and no circumstances have arisen (and the sale of the Sale Shares will not give rise to any such event or circumstance) such that any person is or would be entitled, or could, with the giving of notice or lapse of time or the fulfilment of any condition or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any material indebtedness of the Company or any other member of the Group. No person to whom any material indebtedness of the Company or any other member of the Group which is payable on demand is owed, has demanded or threatened to demand repayment of, or taken or threatened to take any step to enforce any security for, the same.
          (xxvii) All of the Group’s borrowing facilities (collectively, the “Facilities”), each of which is described in Part VII of the Prospectus, are in full force and effect. All matters and events which could entitle the providers of the Facilities to refuse to make any moneys under the Facilities available are entirely within the control of the Company or the control of other persons over whom the Company is able to exercise control and management. There is nothing known, or which could on reasonable enquiry be known, to the Company that might give cause to believe that undrawn amounts under any Facilities might not be available for drawing as and when required.
          (xxviii) No member of the Group has sustained, since the date of the last audited financial statements in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree; and, since the date as of which information is given in the Prospectus, there has not been any change in the share capital or long-term debt of any member of the Group or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of any member of the Group, other than as set forth or contemplated in Part XIV (Additional Information) of the Prospectus;
          (xxix) The verification file prepared to verify certain statements in each of the Prospectus and the other documents or materials prepared in connection with the Offer that have been or are to be verified (the “verified documents”) has been prepared by persons having, collectively, appropriate knowledge and responsibility to enable them to provide appropriate supporting materials in respect of such statements; all such supporting materials have been compiled in good faith after all reasonable enquiry; the industry and market-related information included in each of the verified documents is based on or derived from reputable industry sources; and the Company and the Directors after due and careful enquiry believe that the contents of the verification file constitute appropriate supporting materials for the statements in each of the verified documents in respect of which they have been compiled; the Shares and the Offer conform to the respective descriptions thereof contained in the Prospectus;
          (xxx) All statements made or information provided (which for the purpose of this sub-section 2(xxx) shall only include statements and information provided in writing, unless such statements and information have been provided by one or more of the Executive Directors, in which case the requirement that such statements be provided in writing shall not apply) by or on behalf of and with the knowledge of the Company to the FSA or to the Joint Sponsors or either of them (including in connection with any application for certain information to be omitted from the Offering Memoranda or any of them), are (or, when made, will be) true and accurate in all material respects and are not (or, when made, will not be) misleading and there are no facts, so far as the Company is aware, which have not been disclosed to the FSA in connection therewith which by their omission make any such statements misleading or which are material for disclosure to the FSA. All expressions of opinion, intention or expectation made by or on behalf of and with the knowledge of the Company to the FSA or to the Joint Sponsors or either of them (including in connection with any application for certain information to be omitted from the Offering Memoranda or any of them), are (or, when made, will be) truly and honestly held and have been (or, when made, will be) made on reasonable grounds after due and careful consideration and enquiry.
          (xxxi) There are no matters other than those disclosed in the Prospectus or which, so far as the Company is aware, have been notified to the FSA which the Company and the Directors consider should reasonably be taken into account by the FSA in considering the suitability for admission of the Shares to the Official List or by the London Stock Exchange in considering the suitability for trading of the Shares on the London Stock Exchange.
          (xxxii) All documentation requested in the Document Request List has been provided in good faith by persons with appropriate knowledge to do so and, save to the extent referred to therein, the Company is not aware of the existence of any document not provided in response to the Document Request List which relates to the subject matter of the questions contained in the Document Request List and which might be material to an assessment of the Company or the Group.
          (xxxiii) No action, suit or proceeding (whether formal or informal) by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any member of the Group or its or their property or assets is pending or, to the best knowledge of the Company, threatened that, singly or in aggregate, could reasonably be expected to have a Material Adverse Effect.
          (xxxiv) All members of the Group referred to in the Certificates of Title (as defined below) have good and marketable title to and are solely legally and beneficially entitled to all real property owned, occupied or used by any member of the Group (which is, where required, registered at HM Land Registry with title absolute or the subject of a pending application for such registration) and good and marketable title to all personal property owned by them, in each case free and clear of all agreements for sale, estate contracts, options, rights of pre-emption, mortgages, charges, liens, encumbrances, claims, restrictions, cautions, notices or inhibitions and defects other than in each case: (i) as disclosed in the Prospectus; or (ii) as disclosed in the Certificates of Title (as defined below) and which do not materially affect the value of such property; or (iii) do not interfere in any material respect with the use made and proposed to be made of such property by any member of the Group; and any real property and buildings held under lease by any member of the Group described in the Prospectus are held by them under valid, subsisting and enforceable leases with such exceptions as are either not material or do not interfere in any material respect with the use made and proposed to be made of such property and buildings by any member of the Group.

          (xxxv) The real property described in the Prospectus is the only real property owned by the Group that is material for the operation of the business of the Group and there are no material actual or contingent obligations or liabilities in respect of any real property other than such real property.
          (xxxvi) All information supplied by the Group to Eversheds LLP and Wright, Johnston & Mackenzie LLP for the purposes of preparing the certificates of title in agreed form in respect of the Group’s properties (the “Certificates of Title”) has been supplied in good faith after due and careful enquiry, and such information was when supplied and remains true and accurate in all material respects and no information has been withheld which might reasonably have affected the contents of the Certificates of Title in any respect.
          (xxxvii) No labour problem or dispute with the employees of the Company or any other member of the Group or any trade union or other organisation representing such employees exists or is threatened or, so far as the Company is aware, imminent, other than as could not reasonably be expected, whether singly or in the aggregate, to give rise to Material Adverse Effect.
          (xxxviii) The Company and each other member of the Group are insured against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which each member of the Group is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any other member of the Group or their respective businesses, assets, employees, officers and directors are in full force and effect and the Company and the Directors are not aware of any circumstances that would render any such policies of insurance and fidelity or surety bonds void or voidable; the Company and each other member of the Group are, so far as the Company is aware, in compliance with the terms of all such material policies and instruments; there are no claims by the Company or any other member of the Group under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any other member of the Group has been refused any insurance coverage sought or applied for; and neither the Company nor any other member of the Group has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
          (xxxix) Save as disclosed in the audited financial statements of the Group in the Prospectus, or in Part XIV (Additional Information) of the Prospectus, there are no material amounts owing or promised to any present or former directors, employees, consultants or independent contractors of the Company or any other member of the Group other than remuneration accrued due or for reimbursement of business expenses, no directors or senior management employees (which for these purposes shall mean those in Band 5 or above) any member of the Group have given or been given notice terminating their contracts of employment and no member of the Group has any outstanding undischarged material liability to pay any governmental or regulatory authority any taxation, contribution or other impost arising in connection with the employment or engagement of employees or directors or consultants or independent contractors by it;

          (xl) Save to the extent to which provision or allowance has been made in the audited financial statements contained in the Prospectus, no liability has been incurred by any member of the Group for breach of any contract of service, contract for services or consultancy agreement or any compensation for any breach of contract, for redundancy payments (including protective awards), for breach of any statutory requirements or any compensation in relation to breach of any such statutory requirements, for failure to comply with any order for the reinstatement or re-engagement of any employee, or for the actual or proposed termination or suspension of employment or variation of any terms of employment of any present or former employee of any member of the Group to an extent, in any such case, that is material;
          (xli) Save as disclosed in the Prospectus, there are no material liabilities associated with or arising from any member of the Group participating in, or contributing to, either currently or in the past, any retirement benefits schemes or arrangements (occupational or personal) which are not funded, insured or provided for on a generally accepted basis either through a separate trust, insurance policy or provision in the accounts of the relevant member of the Group; and no such liability is likely to arise;
          (xlii) All amounts which have become due and payable to the trustees of the Scheme and to any insurance company in connection with the Scheme have been paid;
          (xliii) No member of the Group has any obligation to contribute towards the pension arrangements of its directors and employees or former directors or employees other than those referred to in the Prospectus;
          (xliv) The Company and each other member of the Group possess all licences, certificates, permits and other authorisations of and from all regulatory authorities and third parties necessary to own or lease their respective properties and assets and conduct their respective businesses substantially in the manner in which they are currently conducted, and neither the Company nor any other member of the Group has received any notice of proceedings relating to the revocation or modification of any such licence, certificate, permit or other authorisation which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would have a Material Adverse Effect.
          (xlv) So far as the Company or any member of the Group is aware, there is not currently, nor prior to the date of this Agreement has there been, any investigation by any competition or equivalent regulatory authority concerning alleged anti-competitive agreements, arrangements or practices by the Company or other member of the Group, nor any litigation concerning alleged breaches of competition laws by the Company or other member of the Group in any jurisdiction where the Company or the member of the Group, as the case may be, has property or assets or carries on business; nor is the Company or any other member of the Group party to any agreement or arrangement in respect of which any filing, registration or notification is required or is advisable pursuant to any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar legislation (whether or not the same has in fact been made).
          (xlvi) The Directors have considered compliance of the Company with the provisions of The Combined Code on Corporate Governance appended to the Listing Rules and have established procedures to enable the Company from Admission to comply with its provisions. On or prior to Admission, the Company will have adopted a code on securities dealings no less exacting than The Model Code as contained in the Listing Rules and established procedures to secure compliance with such Code. The Directors have had explained to them by the Company’s English lawyers the nature of their responsibilities and obligations as directors of a listed company under the Listing Rules, the Disclosure Rules, the Prospectus Rules and the FSMA.
          (xlvii) The Company and all other members of the Group are (i) in compliance in all material respects with any and all applicable European Union, federal, state and local laws and regulations, ordinances, codes, policies or rules of common law or any judicial or administrative interpretation thereof having legal effect, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (“Environmental Laws”); (ii) have received and are in compliance in all material respects with all permits, licenses and other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) there are no pending or, so far as the Company is aware, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non compliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any member of the Group.
          (xlviii) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Group, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not be reasonably expected, singly or in the aggregate, to have a Material Adverse Effect.
          (xlix) A member of the Group owns, or has licensed to it or otherwise has the benefit or use under the authority of the owners or licensees thereof of, all patents, patent rights, licences, inventions, trademarks, service marks, trade names, copyrights, database rights, domain names, confidential information and other know-how rights and intellectual property (in each case, whether registered or not and including applications for registration) (“Intellectual Property Rights”) that are required to carry on the business of the Group in the manner in which it is being conducted save for any loss the effect of which, either singly or in aggregate, could not reasonably be expected to have a Material Adverse Effect and there are no unresolved claims asserting infringement which if resolved against the Group could reasonably be expected, either singly or in aggregate, to have a Material Adverse Effect, nor is the Company aware of any other infringements or alleged infringements which are considered to be sufficiently material for disclosure in the Prospectus, by the Company or any other member of the Group of any Intellectual Property Rights of others and the Company has no knowledge of any circumstances which it knows are likely to give rise to any such infringement or alleged infringement. The Company is not aware of any material infringement or alleged infringement of the Group’s Intellectual Property Rights by a third party, and has no knowledge of any circumstances which it knows are likely to give rise to any such infringement or alleged infringement.
          (l) Except as disclosed in Paragraph 10 of Part XIV (Additional Information) of the Prospectus, and except in the case of IT Systems (as defined below), no member of the Group is obliged to pay a material royalty, grant a material licence or provide other material consideration to any third party in connection with its Intellectual Property Rights.
          (li) The Company has no knowledge of any material breach or threatened material breach of any licence under which any member of the Group uses Intellectual Property Rights of any third party or under which a third party uses any Intellectual Property Rights of any member of the Group; nor has any matter come to the attention of the Company or the Executive Directors in the day-to-day operations of the business (other than, for the avoidance of doubt, consumer purchasing trends described in the Prospectus) which is likely to cause a material detrimental effect to the brands BRITVIC, ROBINSONS, FRUIT SHOOT, J2O, TANGO, PEPSI, 7UP or R WHITES.
          (lii) The members of the Group are up to date in relation to all procedures, payments and other formalities they must perform to ensure full ownership of or rights to use, as the case may be, Intellectual Property Rights material to the business conducted by them and to maintain the enforceability of such rights against third parties.
          (liii) Except as disclosed in the Prospectus, no Intellectual Property material to the businesses of the Group has been granted to third parties by any member of the Group except in the ordinary course of the businesses of the Group.
          (liv) The Group has taken and will maintain reasonable measures to prevent the unauthorised dissemination or publication of confidential information which is material to the businesses, finances or prospects of the Group.
          (lv) All of the information technology necessary to carry on the Group’s business in the manner in which it is currently carried out, including hardware, proprietary and third party software, networks, peripherals and associated documentation (“IT Systems”) and business records used or required for use by the Group are either recorded, stored, maintained or operated or otherwise owned by a member of the Group or properly licensed to the relevant Group members and are not dependent on any facilities or systems which are not licensed to or authorised for use by or are not under the exclusive ownership or control of the Group.
          (lvi) Except as disclosed in Part V (Information on the Group’s Operations) of the Prospectus, there have been no material failures of any part of the IT Systems in the two years prior to the date of this Agreement. Members of the Group have taken appropriate steps to address such failures. Adequate precautions are in place to preserve the availability, security and integrity of the IT Systems, including in the event of any failure in the IT Systems, and the Group has established adequate measures and procedures in respect of business continuity and disaster recovery given the business in which it is engaged.

          (lvii) The Group complies in all material respects with all applicable data protection laws and guidance from the office of the Information Commissioner relevant to its processing of personal data. No member of the Group has received any notice or allegation from a competent authority alleging that the Group has not complied with applicable data protection laws, guidelines and industry standards. No individual has claimed, and, so far as the Company is aware, no grounds exist for an individual to claim, material compensation from the Group for breaches of applicable data protection laws.
          (lviii) The transactions contemplated by this Agreement (including, for the avoidance of doubt, the Restructuring Arrangement) will not of themselves give rise to any liability to tax for any member of the Group, nor result in disallowance, withdrawal, drawback or restriction of any relief, deduction, exemption or credit claimed by any member of the Group, save to the extent that any stamp duty or stamp duty reserve tax arises as a result of the stamp duty application, made pursuant to section 77 Finance Act 1986, for exemption from stamp duty in respect of the share exchange described in paragraph 2.2(i) of Part XIV of the Prospectus, being refused by HM Revenue & Customs.
          (lix) Except as disclosed in Part XIII (Taxation) of the Prospectus and subject to applicability of the relevant exemptions to the Underwriters or the Stabilisation Manager, no stamp duty or stamp duty reserve tax (“SDRT”), capital duty or other issuance or transfer tax or duties is payable in the UK by or on behalf of any person in connection with the sale, transfer or delivery of the Shares pursuant to the Offer in the manner contemplated by this Agreement to purchasers procured by the Underwriters or the Stabilisation Manager, provided that none of the purchasers of the Shares is a person who is, or is a nominee or agent of, a person who is, mentioned in any of sections 67, 70, 93 or 96 of the Finance Act 1986.
          (lx) Each member of the Group has duly made all returns, given all notices and supplied all information required to be supplied to all relevant tax authorities, has maintained all records required to be maintained for tax purposes and has paid all Taxes required to be paid by it (which in relation to amounts payable pursuant to regulation 5(2) of SI 1998/3175 during the relevant accounting period shall be deemed to be reasonable estimates of such amounts); and save as provided for in the financial statements of the Group, no member of the Group is involved in any material dispute or investigation with any tax authority, nor has any enquiry been raised by any tax authority in respect of any member of the Group which is likely to be material, and, so far as the Directors are aware, there are no facts which are likely to cause any such material dispute or investigation, or to cause any tax authority to raise any enquiry which is likely to be material.
          (lxi) No member of the Group is, or at any time within the previous six years has been, a close company as defined in section 414 of the Taxes Act.
          (lxii) Each member of the Group is, to the extent required, registered for the purposes of VAT or any equivalent tax in any other relevant jurisdiction and has complied in all material respects with the terms of legislation relating to VAT or such equivalent tax.

          (lxiii) No member of the Group is or has in the last three years been treated as a member of a group for the purposes of VAT legislation with any company which is not a member of the Group and has not applied for such treatment.
          (lxiv) No member of the Group is or has ever been a 51 per cent or 75 per cent subsidiary (as defined in section 838 of the Taxes Act) of, or otherwise connected or associated for any tax purpose in any way with, any company which is not a member of the Group.
          (lxv) All National Insurance contributions and sums payable to HM Revenue & Customs under the P.A.Y.E. system and any amounts of a corresponding nature payable to any foreign tax authority due and payable by any member of the Group up to the date hereof have been paid and each Group member has made all such deductions and retentions as should have been made under sections 203 to 203J of the Taxes Act and Part II of the Income Tax (Earnings and Pensions) Act 2003 and all regulations made thereunder or under any comparable laws or regulations of any relevant foreign jurisdiction.
          (lxvi) Neither the Company nor any other member of the Group has taken any action, nor have any other steps been taken or legal proceedings commenced or, so far as the Company is aware, been threatened against the Company or any other member of the Group for its winding up, dissolution or striking off or any similar or analogous proceeding in any other jurisdiction, or for the Company or any other member of the Group to enter into any arrangement or composition with or for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or person with a similar or analogous function.
          (lxvii) Save for the appointment of the Stabilisation Manager, no member of the Group or any person acting on its behalf has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.
          (lxviii) The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Shares without an appropriate legend) that may result in the loss by the Stabilisation Manager, of the ability to rely on any stabilisation safe harbour provided under the Buy-Back and Stabilisation Regulation and by the FSA under the FSMA and the price stabilising rules made thereunder.
          (lxix) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Shares.
          (lxx) The Shares are eligible for admission to CREST and the Articles of Association comply with all requirements of CRESTCo.
          (lxxi) The Company is a “foreign issuer” (as defined in Regulation S).
          (lxxii) The Company reasonably believes that, at the time the Sale Shares are delivered pursuant to this Agreement, there will be no substantial U.S. market interest, as defined in Rule 902(j) of Regulation S under the Securities Act, in the Sale Shares or securities of the Company of the same class as the Sale Shares.

          (lxxiii) None of the Company, its Affiliates, or any person acting on its or their behalf has (i) directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Shares under the Securities Act; or (ii) engaged in any directed selling efforts with respect to the Shares. Terms used in this subsection have the meanings given to them by Regulation S.
          (lxxiv) None of the Company, its Affiliates, or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares in the United States.
          (lxxv) No registration under the Securities Act of the Shares is required for the offer and sale of the Sale Shares to or by the Underwriters in the manner contemplated in this Agreement and in the Prospectus.
          (lxxvi) The Sale Shares are eligible for resale pursuant to Rule 144A under the Securities Act and are not and were not, when issued, of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
          (lxxvii) The Company is not, and after giving effect to the Offer and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
          (lxxviii) For the financial year ended 2 October 2005, the Company believes that it was not, and currently believes it is not, and currently does not expect to become, a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
          (lxxix) Within the preceding six months, neither the Company nor any person acting on its behalf has offered or sold to any person any Shares or any securities of the same or a similar class as the Shares, other than, for the avoidance of doubt, the Sale Shares offered or sold pursuant to the Offer.
          (lxxx) None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, employee or Affiliate of the Company is currently subject to any sanctions administered by the U.S. Department of the Treasury (“OFAC”) or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other, to which the Company or any of its Affiliates is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the Offer, or lend, contribute or otherwise make available such proceeds to any other member of the Group, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or any other economic sanctions.
          (lxxxi) None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company,

is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder (the “FCPA”) (including, without limitation, making use of the mail or any means or instrument of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorisation of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA), the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”) or any similar law or regulation, to which the Company, any other member of the Group, any director, officer, agent, employee of any member of the Group or, to the knowledge of the Company, any Affiliate is subject; and the Company, each member of the Group and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA, the OECD Convention and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
               Any certificate signed by any Director and delivered to Freshfields Bruckhaus Deringer (on behalf of Citigroup, Deutsche Bank and the other Underwriters) in connection with the Offer will be deemed a representation and warranty by the Company, as to matters covered thereby, to Citigroup, Deutsche Bank and to each of the other Underwriters.
               Any certificate signed by any Director for and on behalf of himself and the other Directors and delivered to Freshfields Bruckhaus Deringer (on behalf of Citigroup, Deutsche Bank and the other Underwriters) in connection with the Offer will be deemed a representation and warranty by such Director and the Directors, as to matters covered thereby, to Citigroup, Deutsche Bank and to each of the other Underwriters.
          (b) Each of the Selling Shareholders (which, for the avoidance of doubt, includes the Over-allotment Shareholders) severally and not jointly represents and warrants to, and agrees with, each of Citigroup, Deutsche Bank and the other Underwriters that:
          (i) The statements of fact included in the Offering Memoranda insofar as they relate or refer to such Selling Shareholder are (or, when made, will be) true and accurate in all material respects and are not (or, when made, will not be) misleading.
          (ii) Such Selling Shareholder is not aware of any subsisting agreement between it and another shareholder of the Company which agreement could materially adversely affect the transactions contemplated by this Agreement.
          (iii) Such Selling Shareholder has, where necessary, duly executed a Power of Attorney (the “Power of Attorney”), appointing each of the persons indicated in such Power of Attorney as such Selling Shareholder’s attorney (the “Attorney”) with authority to execute and deliver this Agreement and the Purchase Memorandum on behalf of such Selling Shareholder, to authorise the delivery of the Sale Shares to be sold by such Selling Shareholder or its Connected Shareholder Person under this Agreement and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement, in each case, on and subject to the restrictions set out in the Power of Attorney. The appointments by such Selling Shareholder by the Power of Attorney are irrevocable for a period of 2 months; the obligations of such Selling Shareholder in this Agreement will not be terminated by operation of law, whether by dissolution or by the occurrence of any other event; if any such dissolution or other event should occur before delivery of the Sale Shares in this Agreement, title to the Sale Shares and certificates representing the Sale Shares will be delivered by or on behalf of such Selling Shareholder or its Connected Shareholder Person in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys pursuant to the Power of Attorney will be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Attorneys, or any of them, will have received notice of such dissolution or other event.
          (iv) Such Selling Shareholder or its Connected Shareholder Person, as the case may be, is the sole legal and beneficial owner of the Firm Shares and the Over-allotment Shares to be sold by it pursuant to this Agreement and has full power and authority to enable it to enter into this Agreement and to transfer, or procure the transfer of, the legal and beneficial interest in all the Firm Shares and Over-allotment Shares to be sold by it pursuant to this Agreement free and clear of any security interests, liens, encumbrances, equities or claims; upon delivery of such Firm Shares and Over-allotment Shares and payment therefor pursuant to this Agreement, good and valid legal and beneficial title to such Firm Shares and Over-allotment Shares, free and clear of any security interests, liens, encumbrances, equities or claims, will be given to the purchasers thereof; and each Connected Shareholder Person is a wholly-owned subsidiary of the Selling Shareholder with which it is so connected.
          (v) Such Selling Shareholder has full right, power and authority and has taken all action necessary to enter into this Agreement and, where relevant, the Power of Attorney and such Selling Shareholder and any Connected Shareholder Person has full right, power and authority to sell, assign, transfer and deliver the Firm Shares and Over-allotment Shares, or to procure the transfer and delivery thereof, to be sold by such Selling Shareholder and to pay any fees, commissions and costs provided and to exercise its rights and perform its obligations pursuant to this Agreement and the arrangements contemplated by this Agreement in accordance with its terms, and this Agreement, and any other documents in relation thereto, have been duly authorised, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of such Selling Shareholder enforceable in accordance with its terms, subject to all applicable insolvency rights affecting creditors’ rights generally.
          (vi) No consent, approval, authorisation, order, registration, clearance or qualification of, or with, any court, regulatory body, administrative agency, government body, arbitrator or other authority, agency or body is required for the sale of Firm Shares or any Over-allotment Shares by such Selling Shareholder or for the execution and delivery by such Selling Shareholder of this Agreement or, where relevant, the Power of Attorney or the consummation of the transactions contemplated in this Agreement, where relevant, and the Power of Attorney, except those that have been obtained or made, as the case may be, and are in full force and effect and except, in the case of IHG only, for the requirement for shareholder approval disclosed in paragraph 5 of Part 12 of the Prospectus.

          (vii) The execution and delivery of this Agreement, and any other documents in relation thereto, and the Power of Attorney, the offer and sale of Firm Shares by such Selling Shareholder, the consummation of the transactions contemplated in this Agreement and the Power of Attorney and the fulfilment of the terms of this Agreement and the Power of Attorney will not conflict with, or constitute a default under, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to (i) the memorandum or articles of association or equivalent constitutional documents of such Selling Shareholder; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Selling Shareholder is a party or bound or to which any of its properties or assets is subject or any license, permit or authorisation held by or issued to such Selling Shareholder; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to such Selling Shareholder or any court, regulatory body, administrative agency, government body, arbitrator or other authority, agency or body having jurisdiction over such Selling Shareholder or any of its properties or assets, except in the case of (ii) any such breach, violation or imposition as would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated in this Agreement.
          (viii) Neither such Selling Shareholder nor any person acting on its or their behalf (which for this purpose excludes the Stabilisation Manager) has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.
          (ix) None of such Selling Shareholder, its Affiliates, or any person acting on its or their behalf has (i) directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Shares under the Securities Act; or (ii) engaged in any directed selling efforts with respect to the Shares. Terms used in this subsection have the meanings given to them by Regulation S.
          (x) None of such Selling Shareholder, its Affiliates, or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares in the United States.
          (xi) Each Selling Shareholder is a limited company, duly incorporated and validly existing or, in respect of a Selling Shareholder not incorporated in England and Wales, a corporation of good standing under the laws of the jurisdiction of its incorporation and has been in continuous existence since incorporation.
               Any certificate signed by any director or a duly authorised officer of each Selling Shareholder and delivered to Freshfields Bruckhaus Deringer (on behalf of Citigroup, Deutsche Bank and the other Underwriters) in connection with the Offer will be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to Citigroup, Deutsche Bank and each of the other Underwriters.

          (c) Each of the persons identified in Part B of Schedule III (the “Non-Executive Directors”) severally represents and warrants to, and agrees with, Citigroup, Deutsche Bank and each of the other Underwriters that:
          (i) The Offering Memoranda have been prepared in connection with the Offer and contains, or will when published contain, all information required by, and complies with or will when published comply with, the FSMA, the Listing Rules, the Prospectus Rules, and all other relevant statutes and regulations and, having regard to the particular nature of the Group and the other matters referred to in Section 87A of the FSMA, contains or when published will contain all such information as investors and their professional advisers would reasonably require, and reasonably expect to find there, to make an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company and of the rights attached to the Shares. The Offering Memoranda did not and will not, at their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in such documents are and will be truly and honestly held and made on reasonable grounds after due and careful consideration and enquiry.
          (ii) The press announcement dated 14 November 2005 did not, the press announcement in the agreed form to be dated the date of this Agreement, the press announcement to be dated the date the Pricing Supplement is published, to the extent any Supplementary Prospectus is published, the announcement to be dated the date of any such publication and the Roadshow Presentation Slides do not and will not as at their respective dates of issue, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in such announcements or documents are and will be truly and honestly held and made on reasonable grounds after due and careful consideration and enquiry.
          (iii) Such Non-Executive Director has considered compliance of the Company with the provisions of The Combined Code on Corporate Governance appended to the Listing Rules and the Company has established procedures to enable the Company from Admission to comply with its provisions. Such Non-Executive Director has had explained to him by the Company’s English lawyers the nature of his responsibilities and obligations as a director of a listed company under the Listing Rules, the Disclosure Rules, the Prospectus Rules and the FSMA.
          (iv) The Directors have established procedures which provide a reasonable basis for them to make proper judgments as to the financial position and prospects of, and claims against the Group, and the Company and each other member of the Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorisations; (ii) transactions are recorded as necessary to permit the preparation of returns and reports, complete and accurate in all material respects, to regulatory bodies as and when required by them and the preparation of financial statements in accordance with UK GAAP, IFRS and the Companies Act, and to maintain asset accountability; (iii) access to the Group’s assets is permitted only in accordance with management’s general or specific authorisation; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (v) The Directors have established procedures which, as at and from Admission, will enable the Company to comply with the Listing Rules and the Disclosure Rules on an ongoing basis.
          (vi) Save for the Company’s appointment of the Stabilisation Manager, such Non-Executive Director has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.
          (d) In relation to each Executive Director, the representations, warranties and agreements given by him in Section 1(a) are qualified by and only given to the best of such Executive Director’s knowledge, information and belief, after having made reasonable inquiries (and for the purposes of determining whether enquiries were reasonable, regard shall be had to the specific responsibilities and role within the Group of such Executive Director).
          (e) In relation to each Non-Executive Director, the representations, warranties and agreements given by him in Section 1(c) are qualified by and only given to the best of such Non-Executive Director’s belief, after having made reasonable enquiries.
          (f) Where any of the representations, warranties and agreements given in Section 1 is qualified by a reference to awareness and/or knowledge and/or information and/or belief that reference shall be deemed to include a statement to the effect that it has been given after making due and careful enquiry.
          (g) The aggregate liability of each of the Selling Shareholders under this Agreement (including under the representations, warranties and indemnities given or made by such Selling Shareholder in this Agreement) will not exceed an amount equal to the aggregate of (i) the product of the Offer Price and the number of Firm Shares set out opposite its name in column (2) in Table 2 of the Purchase Memorandum and (ii) the product of the Offer Price and the number of Over-allotment Shares set out opposite its name in column (2) in Table 3 of the Purchase Memorandum which are actually sold by such Selling Shareholder and/or Over-allotment Shareholder pursuant to this Agreement (save that if a sale has not occurred as a result of default in the delivery of such Shares by such Selling Shareholder such sale shall be treated as having occurred for the purposes of the foregoing calculation), save to the extent that such liability results from the bad faith, fraud or wilful default of such Selling Shareholder.
          (h) The aggregate liability of each Director under the representations, warranties and agreements given or made by such Director in this Agreement will not exceed the amount set out opposite his name in Schedule III, save to the extent that such liability results from the bad faith, fraud or wilful default of such Director.
          (i) No claim shall be brought against any Director in respect of any representation, warranty or agreement given or made by such Director in Section 1 of this

Agreement unless notice in writing of such claim (giving reasonable details of the claim) has been given by the claimant to such Director by no later than the date of publication of the Company’s interim financial results for the period ended 31 March 2007.
          2. Agreement to Sell.
          (a) Subject to the terms of this Agreement, the satisfaction or waiver of the conditions set out in Section 6 (including, without limitation, the execution and delivery of the Purchase Memorandum by each of the Selling Shareholders and each of the Underwriters in accordance with Section 2(h)) and this Agreement not having been terminated under Sections 6, 9 or 10, each of the Selling Shareholders agrees, severally and not jointly, to sell, or procure the sale of, with full title guarantee and free from all liens, charges and encumbrances with all the rights attaching thereto at the price per Sale Share to be set out in the Purchase Memorandum (“Offer Price”) on 9 December, 2005 or such later date as the Company, the Selling Shareholders, Citigroup and Deutsche Bank may agree in writing (the “First Closing Date”) at 8.00 a.m. on such date (the “First Closing Time”) the number of Firm Shares set out opposite its name in column (2) of Table 2 of the Purchase Memorandum to purchasers procured by the Underwriters or, failing which, to the Underwriters themselves. Without prejudice to the foregoing provisions of this Section 2(a), each of the Selling Shareholders currently proposes (but shall not be obliged) to sell, or procure the sale of, the number of Firm Shares set out opposite its name in column (3) of Schedule I;
          (b) Subject to the terms and conditions of this Agreement, the satisfaction or waiver (if capable of waiver) of the conditions set out in Section 6 (including, without limitation, the execution and delivery of the Purchase Memorandum by each of the Selling Shareholders and each of the Underwriters in accordance with Section 2(h)) and this Agreement not having been terminated under Sections 6, 9 or 10, each of the Underwriters agrees, severally and not jointly, to procure purchasers for or, failing which, to purchase itself, at the Offer Price per Share at the First Closing Time the number of Firm Shares set out opposite its name in column (2) of Table 1 of the Purchase Memorandum;
          (c) Insofar as Over-allotment Shares of an Over-allotment Shareholder are transferred to or for the benefit of purchasers procured in Stabilisation Transactions, the actions of the Stabilisation Manager in connection with such transfer shall be effected on behalf of and as agent for the relevant Over-allotment Shareholder or its Connected Shareholder Person. Otherwise, in carrying out Stabilisation Transactions, the Stabilisation Manager will act as principal and neither the Stabilisation Manager nor its agents will act as agent of the Company, any Selling Shareholder or any other Underwriter. The exercise of the powers pursuant to subsection (d) below (including, without limitation, the decision whether or not to exercise such powers) will, following consultation with Deutsche Bank, be at the absolute discretion of the Stabilisation Manager and its agents, and neither the Stabilisation Manager nor any of its directors, officers, employees or agents will be responsible or liable to, or owe any duties to, the Company, any Selling Shareholder, any other Underwriter or any other person in respect thereof (including, without limitation, in relation to the timing of any Stabilisation Transaction or the amount of any stabilisation loss).

          (d) On or before 8 January, 2005, or such earlier date as may be notified by the Stabilisation Manager to the Company (the “Stabilisation End Date”), and to the extent permitted by applicable laws and regulations, the Stabilisation Manager, itself or through its agents, will be entitled (but not obliged) to engage in stabilising activity contemplated by the Buy Back and Stabilisation Regulation and the price stabilising rules made under section 144 of the FSMA (any such transactions are referred to in this Agreement as “Stabilisation Transactions”). Stabilisation Transactions, if commenced, may be discontinued at any time.
          (e) Subject to the terms and conditions of this Agreement and this Agreement not having been terminated under Sections 6, 9 or 10, the Stabilisation Manager will purchase (or procure purchasers for), and each of the Over-allotment Shareholders will sell or procure the sale of (the “Over-allotment Contract”) at the Offer Price with full title guarantee, at the time and on the date referred to below, its Agreed Over-allotment Share Proportion of the number of Over-allotment Shares as equals X at the aforementioned time, as calculated below (provided, however, that no such Over-allotment Shareholder shall be obliged to sell a fraction of an Over-allotment Share pursuant to this subsection 2(e)), where:
X=A-P+S1+S2-R
and

A =	the number of Shares over-allocated by the Stabilisation Manager (as notified by the Stabilisation Manager to the Over-allotment Shareholders on or before the First Closing Date) which will not in any event exceed 22,954,872 Shares in aggregate (unless otherwise so agreed in the Purchase Memorandum);

P =	the cumulative aggregate number of Shares (“Stabilisation Shares”) which the Stabilisation Manager or its agents have, on or before the Stabilisation End Date, acquired or agreed to acquire in Stabilisation Transactions;

S1 =	the cumulative aggregate number of Stabilisation Shares in which the Stabilisation Manager has ceased to have an interest within the meaning of Section 208 of the Companies Act (but subject to Section 209 of that Act) on the assumption that the Stabilisation Shares constitute relevant share capital of the Company;

S2 =	the number of Stabilisation Shares (if any) which, immediately prior to 12 noon on the Stabilisation End Date (but not earlier), does not fall to be included in S1, despite the Stabilisation Manager or its agents having entered into agreements to sell them, solely as a result of those agreements not having been completed at that time; and

R =	such number of Shares as may be specified by written notice from the Stabilisation Manager to the Over-allotment Shareholders not later than 12 noon on the Stabilisation End Date, and provided that S1 + S2 – R may not exceed P at any time.
          The obligations of the Stabilisation Manager and the Over-allotment Shareholders under the Over-allotment Contract are conditional on the satisfaction, or waiver by the Stabilising Manager in its absolute discretion, of the Over-allotment Conditions and on the service of notice by the Stabilisation Manager to the Over-allotment Shareholders specifying the number of Shares (if any) represented by R (as used above), and are subject to Sections 6, 9 and 10 of this Agreement.
          An Over-allotment Shareholder’s “Agreed Over-allotment Share Proportion” shall be the proportion set out opposite its name in Schedule I under the column headed “Agreed Over-allotment Share Proportion” or such other proportion as is set out opposite its name in Column (3) of Table 3 of the Purchase Memorandum. The obligation of each Over-allotment Shareholder to sell Over-allotment Shares pursuant to the above-mentioned arrangements is several and is limited to its Agreed Over-allotment Share Proportion of the Over-allotment Shares.
          For the avoidance of doubt, the obligation of the Stabilisation Manager to purchase or procure purchasers for, and of each Over-allotment Shareholder to sell or procure the sale of, Over-allotment Shares pursuant to this subsection 2(e) will be in respect of a number of Over-allotment Shares represented by X, as determined on the Stabilisation End Date.
          Subject to the above conditions, the sale of Over-allotment Shares pursuant to this subsection 2(e) will take place on the date notified (such notification to be made at least two Business Days prior to such date) by the Stabilisation Manager to the Over-allotment Shareholders (the “Over-allotment Closing Date” together with the First Closing Date, a “Closing Date”), but in no event earlier than the Stabilisation End Date, at the time on such date notified by the Stabilisation Manager to the Over-allotment Shareholders (the “Over-allotment Closing Time”, together with the First Closing Time, a “Closing Time”).
          (f) Each of the Company, the Selling Shareholders and the Directors, severally and not jointly, acknowledges that any information it or he or she receives or has received regarding the identity of persons expressing interest in acquiring Shares in the Offer and the prices at which they may be willing to do so will be based on non-binding indications of interest from those persons, implying no assurance or obligation that such persons will subsequently acquire Sale Shares at the prices indicated or otherwise. Each of the Company, the Selling Shareholders and the Directors, severally and not jointly, recognises that such information may constitute inside information in relation to the Company and/or its securities and agree that any such information obtained or received by it or him or any of such person’s officers or employees will be held in confidence.
          (g) As compensation to the Underwriters for their commitments in this Agreement, each Selling Shareholder (or Over-allotment Shareholder, as the case may be):
          (i) at each Closing Time, will pay to CGMUKE, for the accounts of the several Underwriters, an amount equal to 2 per cent. of the Offer Price multiplied by the number of Sale Shares sold by such Selling Shareholder or Over-allotment Shareholder, as the case may be, at such time together with any value added tax (“VAT”) chargeable thereon (on receipt of a valid VAT invoice), which payment may be effected by way of a deduction on each Closing Date in the amount payable by CGMUKE on behalf of the Underwriters in accordance with Section 3(e); and
          (ii) within 15 days after the First Closing Date in relation to the Firm Shares and on the Over-allotment Closing Date in relation to the Over-allotment Shares, may in its absolute and sole discretion pay to CGMUKE, for the accounts of the several Underwriters, an amount equal to up to 1 per cent. of the Offer Price multiplied by the number of Sale Shares sold by such Selling Shareholder, or Over-allotment Shareholder, as the case may be, pursuant to this Agreement on the relevant Closing Date together with any VAT chargeable thereon (on receipt of a valid VAT invoice), the amount of such commission (if any) to be determined in its absolute and sole discretion by such Selling Shareholder or Over-allotment Shareholder, as the case may be. The allocation between the Underwriters of any commission paid pursuant to this sub-section 2(g)(ii) shall be determined by the Selling Shareholders at their absolute and sole discretion and the Underwriters agree that they will not reallocate any such commissions among themselves.
          (h) Promptly after agreement of the Offer Price, and subject, at its own absolute and sole discretion, to determining to do so, each of the Selling Shareholders, each of the Over-allotment Shareholders and each of the Underwriters will execute its counterpart of the Purchase Memorandum. Without prejudice to the foregoing provisions of this sub-section 2(h), if any Selling Shareholder proposes not to execute the Purchase Memorandum, the other Selling Shareholders may (but shall not be obliged to) agree to increase the number of Shares to be sold by them. When, but not until, one or more of the Underwriters have executed (at its or their absolute and sole discretion) the Purchase Memorandum and the Purchase Memorandum has been executed by each of the Selling Shareholders or such of the Selling Shareholders as are willing to sell (as set out above) and each of the Over-allotment Shareholders or such of the Over-allotment Shareholders as are willing to sell (as set out above) relating to all the Firm Shares allocated and the Over-allotment Shares, the executed Purchase Memorandum will take effect as part of this Agreement and each of the Underwriters concerned will be obliged, on and subject to the terms and conditions in this Agreement, to procure as agent for the Selling Shareholders, purchasers for or, failing which, itself purchase the number of Firm Shares shown opposite its name in column (2) of Table 1 of the Purchase Memorandum (if any) at the Offer Price on the First Closing Date.
          3. Settlement.
          (a) The Company undertakes to Citigroup, Deutsche Bank and the other Underwriters to ensure that on or before the Business Day next following the date of this Agreement:
          (i) in so far as it is within its power and control, all necessary filings are made with the Registrar of Companies in England and Wales to facilitate the transfer of Shares through CREST; and
          (ii) it uses all reasonable endeavours to procure that the Registrar confirms to CRESTCo that it is the registrar for the Shares; and
          (iii) a securities application form is submitted by it to CRESTCo and the Shares that are to be in uncertificated form are admitted into CREST with effect from Admission.
          (b) Each of the Selling Shareholders (including, for the avoidance of doubt, the Over-allotment Shareholders) undertakes severally to Citigroup, Deutsche Bank and each of the other Underwriters to ensure that on or before the Business Day next following the date of the Purchase Memorandum, for the purpose of enabling Firm Shares to be transferred to purchasers procured by the Underwriters or, failing which, to the Underwriters and Over-allotment Shares to be transferred to purchasers procured by the Stabilisation Manager or to the Stabilisation Manager, pursuant to this Agreement, all its or its Connected Shareholder Person’s share certificates representing such Sale Shares are delivered as directed by CGMUKE together with:
          (i) Such number of CREST stock transfer forms as CGMUKE or its nominee may reasonably request, duly executed by or on behalf of such Selling Shareholder or its Connected Shareholder Person in favour of CGMUKE or its nominee (provided that CGMUKE will hold the Sale Shares as nominee on behalf of the relevant Selling Shareholders or their Connected Shareholder Persons (if applicable) as contemplated by sub-section 2(c) below), representing in aggregate the number of Firm Shares to be sold by the relevant Selling Shareholder or its Connected Shareholder Person to purchasers procured by the Underwriters or, failing which, to the Underwriters and the number of Over-allotment Shares which may be sold to purchasers procured by the Stabilisation Manager or to the Stabilisation Manager pursuant to this Agreement that are to be in uncertificated form; and
          (ii) Such number of stock transfer forms as CGMUKE or its nominee may reasonably request, duly executed by or on behalf of such Selling Shareholder or its Connected Shareholder Person, with the names of the transferees and the number of Sale Shares to be transferred left blank, representing in aggregate the number of Firm Shares to be sold by the relevant Selling Shareholder or its Connected Shareholder Person to purchasers procured by the Underwriters or, failing which, to the Underwriters and the number of Over-allotment Shares which may be sold to purchasers procured by the Stabilisation Manager or to the Stabilisation Manager pursuant to this Agreement that are to be in certificated form.
          (c) CGMUKE or its nominee(s) will hold the Sale Shares transferred to it pursuant to subsection (b) as trustee on trust for the Selling Shareholder or its Connected Shareholder Person or Over-allotment Shareholder or its Connected Shareholder Person, as the case may be, that transferred such Sale Shares to it until the satisfaction or waiver (if capable of waiver) (in accordance with Section 6) of the conditions contained in Section 6 or the transfer of such Sale Shares back to the relevant Selling Shareholder or its Connected Shareholder Person or Over-allotment Shareholder or its Connected Shareholder Person, as the case may be.
          (d) Upon satisfaction or waiver (in accordance with Section 6) of the conditions in Section 6, on the relevant Closing Date:
          (i) Each of the Selling Shareholders shall procure, to the extent that they have not already done so, the delivery of the stock transfer forms in respect of any Sale Shares that are to be transferred, in the case of Firm Shares to purchasers procured by the Underwriters or, failing which to the Underwriters, or in the case of Over-allotment Shares to purchasers procured by the Stabilisation Manager or to the Stabilisation Manager, pursuant to this Agreement and that the same are dated, completed, executed and delivered as required by Citigroup and Deutsche Bank, and the Company will procure that the Registrar will register the transferees of any such Shares in the register of members of the Company; and

          (ii) CGMUKE or its nominee will hold the relevant number of Sale Shares transferred to it pursuant to subsection (b) above as trustee on trust for the purchasers of such Sale Shares, and CGMUKE or its nominee will be released from the trusts in such subsection.
          (iii) The Company will procure that the share certificates in respect of any Sale Shares in certificated form to be transferred on such date contain the following legend (unless otherwise determined by the Company in accordance with applicable law):
“THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR ANOTHER EXEMPTION FROM, OR TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SHARES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THESE SHARES MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE COMPANY’S SHARES, ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK”; and
          (iv) The Company will procure that share certificates in respect of any Sale Shares in certificated form to be transferred on such date, duly issued and sealed by the Company, are dispatched by the Registrar to the purchasers therefor.
          (e) Against compliance by the parties to this Agreement (other than Citigroup, Deutsche Bank and the other Underwriters) with their obligations under this Agreement, CGMUKE agrees to make payment on behalf of the Underwriters of (i) the product of the Offer Price and the number of Firm Shares in respect of the First Closing Date or (ii) the product of the Offer Price and the number of Over-allotment Shares (if any) in respect of the Over-allotment Closing Date (less, in each such case, the commissions and expense reimbursements to be deducted pursuant to Sections 2 and 5 and less the Transfer Taxes that may be deducted pursuant to Sections 13(h) and (j)) to each of the Selling Shareholders (for itself or as trustee for its Connected Shareholder Person where relevant) for the Firm Shares and to each of the Over-allotment Shareholders (for itself or as trustee for its Connected Shareholder Person where relevant) for the Over-allotment Shares in each case sold by it or its Connected Shareholder Person on such Closing Date, in the case of Firm Shares to purchasers procured by the

Underwriters or, failing which, to the Underwriters themselves, or in the case of Over-allotment Shares to purchasers procured by the Stabilisation Manager or to the Stabilisation Manager. Such payment will be made in pounds sterling in immediately available funds for value before 3.00 p.m. on the relevant Closing Date to such bank account as the relevant Selling Shareholder or Over-allotment Shareholder, as the case may be, notifies to the Stabilisation Manager in writing no later than 2.00 p.m. on the Business Day falling two Business Days prior to the date on which such payment is due. Any amount required to be paid as provided by this Section 3(e) but which is not so paid shall carry interest from the time until the date of actual payment at the best rate reasonably obtainable by the Stabilisation Manager (from time to time) on such amount.
          (f) As soon as practicable on or following the Stabilisation End Date, the Company will procure the issue to the Selling Shareholders or Over-allotment Shareholders or their Connected Shareholder Persons (as applicable), as the case may be, of balancing certificates (if any) in respect of their respective holdings of Shares following the transfers of Sale Shares pursuant to this Agreement.
          (g) The documents to be delivered at each Closing Time by or on behalf of the parties pursuant to Section 6, including a cross-receipt for the Sale Shares and any additional documents requested by Citigroup, Deutsche Bank or the other Underwriters pursuant to Section 6(p), will be delivered at the London offices of Freshfields Bruckhaus Deringer (on behalf of the Underwriters) or such other location as the parties may agree (the “Closing Location”), and the Sale Shares will be delivered as specified in Section 2 above, all at such Closing Time. A meeting will be held at the Closing Location at 2.00 p.m., London time, on the Business Day next preceding such Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties.
             If Admission has not taken place by 14 December 2005, or such later date (not later than 21 December 2005) as the parties to this Agreement may agree, or if this Agreement is terminated prior to Admission, CGMUKE or its nominee shall return all documents of title, indemnities and instruments of transfer delivered to them or their agents, input all requisite instructions into CREST and give such instructions to the Registrars as may be necessary in order to procure that the Shares which are to be sold by the Selling Shareholders (or their Connected Shareholder Persons) for which CREST transfers forms have been delivered to CGMUKE or its nominee are rematerialised into certificated form and all authorities and instructions given by the Selling Shareholders under this Agreement shall following such return lapse and cease to have effect.
          4. Representations and Warranties by the Underwriters.
          (a) Each Underwriter, severally but not jointly, acknowledges that the Sale Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
          (b) Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Company and the Selling Shareholders that:

          (i) None of it, its Affiliates, or any person acting on its or their behalf has offered or sold the Sale Shares, or will offer and sell the Sale Shares, except: (A) in the United States to those reasonably believed to be qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or another exemption from, or transaction not subject to, the registration requirements of the Securities Act, or (B) outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act.
          (ii) It is an institutional “accredited investor” (as defined in Rule 501(a) of Regulation D).
          (iii) None of it, its Affiliates and any person acting on its or their behalf: (A) has engaged, or will engage, in any “general solicitation” or “general advertisement” (within the meaning of Rule 502(c) under the Securities Act), in connection with any offer or sale of the Shares in the United States or (B) has engaged, or will engage, in any “directed selling efforts” (as defined in Regulation S under the Securities Act) with respect to the Shares.
          (iv) It has not made, and will not make, an offer of any Shares to the public in any member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) in circumstances that would require a prospectus to be published in the Relevant Member State and it has not taken, and will not take, any action that would require the registration of the Prospectus, other than in the United Kingdom.
          5. Covenants.
          (I) The Company agrees with Citigroup, Deutsche Bank and each other Underwriter:
          (a) To supply to Citigroup, Deutsche Bank and each other Underwriter and to counsel for Citigroup, Deutsche Bank and the other Underwriters, without charge, on the date of this Agreement and thereafter from time to time, an electronic copy of and as many copies of the Prospectus and any amendments and supplements thereto as they may reasonably request.
          (b) Not to amend or supplement the Prospectus or the Pricing Supplement without the prior written consent of Citigroup and Deutsche Bank.
          (c) At any time prior to Admission, if at such time any event will have occurred as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if for any other reason it should be necessary or desirable to amend or supplement the Prospectus, to promptly (i) notify Citigroup and Deutsche Bank of any such event; (ii) subject to the requirements of Section 5(I)(b), prepare an amendment or supplement that will correct such statement or omission; and (iii) supply to Citigroup, Deutsche Bank and each other Underwriter and to counsel for Citigroup, Deutsche Bank and the other Underwriters, without charge, as many copies of the amended or supplemented Prospectus as they may reasonably request.
          (d) To promptly advise Citigroup and Deutsche Bank, and if requested by Citigroup and Deutsche Bank, confirm such advice in writing, at any time prior to completion of the sale of the Sale Shares in the Offer by the Underwriters (as determined by Citigroup and Deutsche Bank), of (i) any change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties; (ii) any change in information in the Prospectus that could reasonably be considered to be material; or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus.
          (e) Not to (and to procure that no member of the Group will) at any time, between the date of this Agreement and the later of 40 days after the First Closing Date and 20 Business Days after the Stabilisation End Date (the “Initial Period”), circulate, distribute, publish, issue or make (nor authorise any other person so to do) such announcements, documents or statements which relate to the Company, the Group, the Offer or otherwise relate to the assets, liabilities, profits, losses, financial or trading condition or the prospects, earnings or business of the Company or the Group (except for normal communications, advertisements, statements or announcements in the ordinary course of business), either individually or jointly with any other person without the prior consent of Citigroup and Deutsche Bank (such consent not to be unreasonably withheld or delayed) unless, in the reasonable judgment of the Company on the basis of legal advice and after notification to Citigroup and Deutsche Bank, such announcement, document or statement is required by law or applicable regulation or the requirement of any stock exchange including, without limitation, the FSMA, the London Stock Exchange and the FSA and the rules and regulations promulgated thereunder; and not to (and to procure that no member of the Group will) at any time during the period following the expiry of the Initial Period to the date falling six months after the date of Admission circulate, distribute, publish, issue or make (nor authorise any person to do so) such announcements, documents or statements as referred to above or relating to any matters, events or circumstances which may be necessary to be made known to the public in order to enable the shareholders of the Company and the public to appraise the position of the Company or to avoid the establishment of a false market in its securities, either individually or jointly with any other person, (including, without limitation, any matter whatsoever which would require notification by the Company to a Regulatory Information Service in accordance with the provisions of the Disclosure Rules) without first, where reasonably practicable and subject always to applicable law and regulation, (i) notifying Citigroup and Deutsche Bank as to the content, form and manner of publication of such announcements, documents or statements, (ii) making available drafts of any such announcements, documents or statements to Citigroup and Deutsche Bank in sufficient time prior to its publication to allow Citigroup and Deutsche Bank an opportunity to consider and comment on the same, and (iii) consulting with Citigroup and Deutsche Bank as to the content, form and manner of publication of such announcements, documents or statements.
          (f) Not to be or become, at any time prior to the expiration of two years after Admission, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.
          (g) During the period of two years after the Closing Time, not to, and not to permit any of its Affiliates to, resell in the United States any of the Sale Shares which constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act that have been acquired by any of them.

          (h) Not to and not to permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Shares under the Securities Act.
          (i) Not to and not to permit any of its Affiliates, or any person acting on its or their behalf to engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares in the United States.
          (j) Not to and not to permit any of its Affiliates, or any person acting on its or their behalf to engage in any directed selling efforts with respect to the Shares. Terms used in this subsection have the meanings given to them by Regulation S.
          (k) During any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) thereunder, to provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.
          (l) To take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United Sates of any Shares or any substantially similar securities issued by the Company, within six months subsequent to the date on which the distribution of the Sale Shares has been completed (as notified to the Company by Citigroup and Deutsche Bank), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Sale Shares in the United States contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.
          (m) For a period beginning at the date of this Agreement and continuing to and including the date that is 180 days after Admission (the “Initial Lock-up Period”), without the prior written consent of Citigroup and Deutsche Bank, not to offer, issue, sell or contract to sell, issue options in respect of, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offer of, any Shares or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities convertible into, or exchangeable for, or that represent the right to receive Shares or any such securities of the Company, or enter into any transaction with the same economic effect as, or agree to do, any of the foregoing; provided, however, that the Company may issue and sell shares or securities of the Company pursuant to any employee stock option plan or stock ownership plan of the Company described in the Prospectus and in effect on Admission and, for a period beginning on the date immediately following the expiry of the Initial Lock-up Period and continuing to and including the date that is 185 days from the expiry of the Initial Lock-up Period, without the prior written consent of Citigroup and Deutsche Bank (such consent not to be unreasonably withheld or delayed) not to offer, issue, sell or contract to sell, issue options in respect of, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offer of, any Shares or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities convertible into, or exchangeable for, or that represent the right to receive Shares or any such securities of the Company, or enter into any transaction with the same economic effect as, or agree to do, any of the foregoing; provided, however, that the Company may issue and sell shares or securities of the Company pursuant to any employee stock option plan or stock ownership plan of the Company described in the Prospectus and in effect on Admission.
          (n) Save for the appointment of the Stabilisation Manager, not to (and to cause the other members of the Group, its Affiliates and any person acting on its or their behalf not to) take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.
          (o) Not to take any action or omit to take any action (such as issuing any press release relating to any Shares without an appropriate legend) that may result in the loss by the Stabilisation Manager, of the ability to rely on any stabilisation safe harbour provided under the Buy-Back and Stabilisation Regulation and by the FSA under the FSMA and the price stabilising rules made thereunder.
          (p) To procure that (i) the Company’s new articles of association, in the form of the draft made available to Citigroup and Deutsche Bank, are adopted with effect from Admission, and (ii) the Restructuring Agreements and Restructuring Arrangements will become unconditional in all respects no later than Admission to the extent not already done so on the date of this Agreement, save only where such modification, variation, supplement or grant could reasonably be regarded as immaterial.
          (q) Not to, without the prior written consent of Citigroup and Deutsche Bank (such consent not to be unreasonably withheld or delayed), seek to modify, vary or supplement any of the terms and conditions of the Restructuring Arrangements or the Restructuring Agreements or to grant any release, waiver or indulgence in relation to any obligation of another party to any such agreement or extension of time for the performance of any such obligation.
          (r) Not to, without the prior written consent of Citigroup and Deutsche Bank, on or after the date of this Agreement and prior to the last Closing Date declare, make or pay any dividend or other distribution on any of its share capital nor increase, reduce or modify any part of it, other than pursuant to the Restructuring Arrangements.
          (s) To comply with its obligations to the FSA and under the Companies Act to furnish financial statements to its shareholders.
          (t) For a period ending with the publication of the Company’s interim results for its current financial year, to furnish to Citigroup and Deutsche Bank all reports or other communications (financial or other) generally made available to shareholders, and deliver to

Citigroup and Deutsche Bank (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the FSA, the London Stock Exchange or any securities exchange on which any class of securities of the Company is listed.
          (u) To use its best efforts to obtain Admission at the First Closing Time and to provide all information and documentation required by the FSA from the Company to obtain and maintain Admission.
          (v) The Company will notify CRESTCo that the conditions set out in this Section 5 have been satisfied or waived as described below and will send an enablement letter to CRESTCo;
          (w) To ensure that sufficient copies of the Prospectus, the Pricing Supplement and any Supplementary Prospectus or supplement thereof are made available at the registered office of the Company, the other locations referred to in the Prospectus or supplement thereof and the Document Viewing Facility of the FSA as required by the FSA (and the announcement that the documents are available at the Document Viewing Facility is released).
          (x) To ensure that the documents stated in the Prospectus and the Pricing Supplement as being available for inspection shall be made available as stated.
          (y) To the extent not previously provided, to provide Freshfields Bruckhaus Deringer (on behalf of Citigroup and Deutsche Bank and the other Underwriters) the documents listed in Part A of Exhibit A, in the Agreed Form where so specified and otherwise in a form reasonably satisfactory to Citigroup and Deutsche Bank, on the date of this Agreement.
          (z) To the extent not previously provided, to provide Freshfields Bruckhaus Deringer (on behalf of the Citigroup and Deutsche Bank and the other Underwriters) the documents listed in Part B of Exhibit A, in the Agreed Form where so specified and otherwise in a form reasonably satisfactory to Citigroup and Deutsche Bank, on the date the Pricing Supplement is published.
          (aa) To the extent not previously provided, to provide Freshfields Bruckhaus Deringer (on behalf of Citigroup and Deutsche Bank and the other Underwriters) the documents listed in Part C of Exhibit A, in the Agreed Form where so specified and otherwise in a form reasonably satisfactory to Citigroup and Deutsche Bank, prior to the First Closing Date.
          (bb) To the extent not previously provided, to provide Freshfields Bruckhaus Deringer (on behalf of Citigroup and Deutsche Bank and the other Underwriters) the documents listed in Part D of Exhibit A, in the Agreed Form where so specified and otherwise in a form reasonably satisfactory to Citigroup and Deutsche Bank, prior to the Over-allotment Closing Date.
          (cc) Prior to any Closing Time, the Company shall furnish to Citigroup and Deutsche Bank such further information certificates or documents that Citigroup and Deutsche bank may reasonably request.

          (II) Each Selling Shareholder severally and not jointly agrees with Citigroup, Deutsche Bank and each of the other Underwriters:
          (a) To advise promptly Citigroup and Deutsche Bank, and if requested by Citigroup and Deutsche Bank, confirm such advice in writing, at any time prior to completion of the sale of the Sale Shares in the Offer by the Underwriters (as determined by Citigroup and Deutsche Bank), of (i) any change in information in the Prospectus relating to such Selling Shareholder; or (ii) any new material information relating to the Company or the Group or relating to any matter stated in the Prospectus which comes to the attention of such Selling Shareholder (for the avoidance of doubt, such obligation not imposing on such Selling Shareholder any duty of enquiry).
          (b) Not to (and to procure that no member of its group will) at anytime, during the Initial Period, circulate, distribute, publish, issue or make (nor authorise any other person so to do) any announcements, documents or statements relating to the Company or the Offer, either individually or jointly with any other person without the prior consent of Citigroup and Deutsche Bank (such consent not to be unreasonably withheld or delayed) unless (i) in the reasonable judgment of such Selling Shareholder on the basis of legal advice (if reasonably practicable) and (if reasonably practicable) after notification to Citigroup and Deutsche Bank, such announcement, document or statement is required by law or applicable regulation or the requirement of any stock exchange including, without limitation, the FSMA, the London Stock Exchange and the FSA and the rules and regulations promulgated thereunder and (in the case of Pernod Ricard) the Autorité des Marchés Financiers and the Securities Exchange Commission, (ii) such information is already in the public domain, and (iii) with respect to IHG, where the announcements, documents or statements relate to or are in connection with the issue and publication of the IHG class 1 circular to its shareholders and/or the IHG extraordinary general meeting to be convened on or around 7 December 2005; and not to (and to procure that no member of its group will) at any time during the period ending on the date falling six months after the date of Admission circulate, distribute, publish, issue or make (nor authorise any person to do so) such announcements, documents or statements relating to the Company or the Offer without first, where reasonably practicable and subject always to applicable law and regulation, (i) notifying Citigroup and Deutsche Bank as to the content, form and manner of publication of such announcement, document of statement, (ii) making available drafts of those portions of any such announcements, documents or statements as relate to the Company or the Offer to Citigroup and Deutsche Bank in sufficient time prior to its publication to allow Citigroup and Deutsche Bank an opportunity to consider and comment on the same, and (iii) discussing with Citigroup and Deutsche Bank as to the content, form and manner of publication of such announcements, documents or statements. The provisions of this Section 5(II)(b) shall not apply to announcements of IHG’s preliminary results in respect of the financial year ending 31 December 2005, the annual report and account of IHG in respect of the year ending 31 December 2005 and the announcement of IHG’s first quarter results in respect of the period ending 31 March 2005 other than any reference to or commentary on the Company or other members of its Group contained in any such announcement, document or statement.
          (c) During the period of two years after the Closing Time, not to, and not permit any of its Affiliates to, resell in the United States any of the Sale Shares which constitute

“restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act that have been acquired by any of them.
          (d) Not to and not to permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Shares under the Securities Act.
          (e) Not to and not to permit any of its Affiliates, or any person acting on its or their behalf to engage in any directed selling efforts with respect to the Shares. Terms used in this subsection have the meanings given to them by Regulation S.
          (f) Not to and not to permit any of its Affiliates, or any person acting on its or their behalf to engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares in the United States.
          (g) Save for (i) the acceptance of a general offer made to all the holders of issued and allotted Shares for the time being (other than Shares held or contracted to be acquired by the offeror or its associates within the meaning of Section 430 of the Companies Act 1985) made in accordance with the City Code on Takeovers and Mergers on terms which treat all such holders alike; (ii) the provision of an irrevocable commitment or undertaking to accept such an offer (without any further agreement to transfer of dispose of any Shares or any interest therein); (iii) selling or otherwise disposing of Shares pursuant to any offer by the Company to purchase its own Shares which is made on identical terms to all holders of Shares in the Company; (iv) transferring or disposing of Shares pursuant to a compromise or arrangement between the Company and its creditors or any class of them or between the Company and its members or any class of them which is agreed to by the creditors or members and (where required) sanctioned by the court under sections 425-427A of the Companies Act; and (v) transferring Shares to an Affiliate of the Selling Shareholder provided that, prior to any such transfer, the relevant transferee has entered into a deed of undertaking in writing in favour of Citigroup and Deutsche Bank on the same terms as contained in this sub-section 5(II)(g); (vi) entering into, and transferring Shares in accordance with the terms of, the Stock Lending Agreement, for a period beginning at the date of this Agreement and continuing to and including the date that is 180 days after Admission, without the prior written consent of Citigroup and Deutsche Bank, not to, and to procure that none of its Affiliates, offer, issue, sell or contract to sell, issue options in respect of, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) or announce the offer of, directly or indirectly, any Shares (other than the Sale Shares to be sold pursuant to this Agreement) or any securities that are substantially similar to the Shares, including but not limited to any securities convertible into, or exchangeable for, or that represent the right to receive Shares or any such other securities, or enter into any transaction with the same economic effect as, or agree to do, any of the foregoing. To the extent any Selling Shareholder is released from any lock-up restrictions in relation to all or part of its holding of Shares (i) Citigroup and Deutsche Bank shall notify the other Selling Shareholders within two Business Days of such release, such notice to be served in writing to such address as stated in Schedule 1 or as may be notified in writing, by fax, e-mail or otherwise to Citigroup and Deutsche Bank and (ii) from the date of such release of the

Selling Shareholder, each of the other Selling Shareholders shall be deemed to be released to the same such extent and over the same percentage of its holding from the lock-up restrictions in this Section 5(II)(g) which may attach to such holding of Shares (but, for the avoidance of doubt, the provisions of any other agreements relating to the transfer of Shares to which any Selling Shareholder is subject shall continue to apply).
          (h) Not to (and to cause its Affiliates and any person acting on its or their behalf (which for this purpose excludes the Underwriters)) not to take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.
          (i) Not to take any action or omit to take any action (such as issuing any press release relating to any Shares without an appropriate legend) that may result in the loss by the Stabilisation Manager of the ability to rely on any stabilisation safe harbour provided under the FSMA.
          (j) To procure, so far as it has the power to do so that (i) the Company’s new articles of association, in the form of the draft made available to Citigroup and Deutsche Bank, are adopted with effect from Admission, and (ii) the Restructuring Agreements and Restructuring Arrangements will become unconditional in all respects no later than Admission to the extent not already done so on the date of this Agreement.
          (k) Not to, without the prior consent of Citigroup and Deutsche Bank (such consent not to be unreasonably withheld or delayed), seek to modify, vary or supplement any of the terms and conditions of the Restructuring Arrangements or the Restructuring Agreements to which it is a party or to grant any release, waiver or indulgence in relation to any obligation of another party to any such agreement or extension of time for the performance of any such obligation.
          (l) To provide all information and documentation required by the FSA from it to obtain Admission.
          (m) To the extent not previously provided and so far as it has the power to do so, to provide Freshfields Bruckhaus Deringer (on behalf of Citigroup and Deutsche Bank and the other Underwriters) the documents listed in numbers 10, 11, 12, 13 and 14 (as applicable) in Part B of Exhibit A, in the Agreed Form where so specified and otherwise in a form reasonably satisfactory to Citigroup and Deutsche Bank by the Selling Shareholders specified therein, on the date the Pricing Supplement is published.
          (n) To the extent not previously provided, to provide Freshfields Bruckhaus Deringer (on behalf of Citigroup and Deutsche Bank and the other Underwriters) the documents listed in numbers 3, 10, 11, 12 and 13 (as applicable) in Part C of Exhibit A, in the Agreed Form where so specified and otherwise in a form reasonably satisfactory to Citigroup and Deutsche Bank by the Selling Shareholders specified therein, prior to the First Closing Date.
          (o) To the extent not previously provided and so far as it has the power to do so, to provide Freshfields Bruckhaus Deringer (on behalf of Citigroup and Deutsche Bank and the other Underwriters) the documents listed in 3, 10, 11, 12 and 13 (as applicable) in Part D of

Exhibit A, in a form reasonably satisfactory to Citigroup and Deutsche Bank by the Selling Shareholders specified therein, prior to the Over-allotment Closing Date.
          (III) Each of the Executive Directors and Non-Executive Directors agrees with Citigroup, Deutsche Banks and each of the other Underwriters:
          (a) Save for (i) the acceptance of a general offer made to all the holders of issued and allotted Shares for the time being (other than Shares held or contracted to be acquired by the offeror or its associates within the meaning of Section 430 of the Companies Act 1985) in accordance with the City Code on Takeovers and Mergers on terms which treat all such holders alike, (ii) the provision of an irrevocable commitment or undertaking to accept such an offer (without any further agreement to transfer of dispose of any Shares or any interest therein), (iii) selling or otherwise disposing of Shares pursuant to any offer by the Company to purchase its own Shares which is made on identical terms to all holders of Shares in the Company; (iv) transferring or disposing of Shares pursuant to a compromise or arrangement between the Company and its creditors or any class of them or between the Company and its members or any class of them which is agreed to by the creditors or members and (where required) sanctioned by the court under sections 425-427A of the Companies Act; and (v) transferring Shares to any connected person (as defined in section 346 of the Companies Act and on the basis that this sub-section shall apply to each of the Directors) of a Director provided that, prior to any such transfer, the relevant transferee has entered into a deed of undertaking in writing in favour of Citigroup and Deutsche Bank on the same terms as this sub-section 5(III)(a), for a period beginning at the date of this Agreement and continuing to and including the date that is 365 days after Admission, without the prior written consent of Citigroup and Deutsche Bank, not to offer, issue, sell or contract to sell, issue options in respect of, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Director or any person connected with such Director), directly or indirectly, or announce the offer of, any Shares or any securities that are substantially similar to the Shares, including without limitation any securities convertible into, or exchangeable for, or that represent the right to receive Shares or any such other securities, or enter into any transaction with the same economic effect as, or agree to do, any of the foregoing.
          (b) Save for the Company’s appointment of the Stabilisation Manager, not to (and to cause any person acting on its or their behalf not to) take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.
          (c) Not to take any action or omit to take any action (such as issuing any press release relating to any Shares without an appropriate legend) that may result in the loss by the Stabilisation Manager, of the ability to rely on any stabilisation safe harbour provided by the FSA under the FSMA.
          (IV) (a) The Company agrees with Citigroup, Deutsche Bank and each of the other Underwriters to pay or cause to be paid (with, in each case, any related VAT in accordance with Section 5(IV)(d)), all and any costs, charges, fees and expenses arising directly or indirectly out of, or in connection with, the Offer, Admission and the arrangements contemplated by this

Agreement, including without limitation: (i) the preparation, printing, reproduction and filing of the Offer Documents and each amendment or supplement to the Offer Documents; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offer Documents, and all amendments or supplements, as may, in each case, be reasonably requested by Citigroup, Deutsche Bank and the other Underwriters for use in connection with Admission and/or the offer and sale of the Sale Shares; (iii) the preparation, printing (or reproduction) and delivery of this Agreement, the Agreement among Underwriters, the Restructuring Agreements, the Stock Lending Agreement, any closing documents and all other agreements or documents prepared, printed (or reproduced) or delivered in connection with the Offer (including the Restructuring Arrangements), the transfer and delivery of the Sale Shares in connection with the Offer and/or the arrangements contemplated by this Agreement; (iv) any registration or qualification of the Shares for offer and sale under the securities laws of any jurisdiction specified pursuant to Section 5(I)(h) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (v) Admission (including listing fees); (vi) the transportation and other expenses incurred by or on behalf of the Company in connection with presentations to prospective purchasers of the Sale Shares; (vii) all public relations expenses; (viii) all fees, disbursements and expenses of the Company’s accountants and the fees and expenses of counsel for the Company and the reasonable fees and expenses of counsel for Citigroup, Deutsche Bank and the other Underwriters; (ix) the cost and charges of the Registrar and any transfer agent; (x) the transfer and delivery of the Sale Shares, including the cost of printing share certificates and (xi) all other costs, charges, fees and expenses incurred by the Company in connection with the Offer, Admission or the performance by the Company of its obligations under this Agreement.
     (b) Each of the Selling Shareholders undertakes to pay or cause to be paid (together with, in each case, any VAT chargeable thereon in accordance with Section 5(IV)(d) below) all costs, charges, fees and expenses incurred by it in connection with, or incidental to, the Offer, Admission and the arrangements contemplated by this Agreement, including (without limitation) all of its (but not the Company’s) legal, accountancy and other professional fees, disbursements and expenses incurred in connection with the sale of the Sale Shares. For the avoidance of doubt, the Selling Shareholders are not responsible for costs, charges, fees or expenses referred to in 5(IV)(a).
          (c) The Company agrees with Citigroup, Deutsche Bank and each of the other Underwriters to reimburse Citigroup and Deutsche Bank, on behalf of the Underwriters, with, in each case, any related irrecoverable VAT in accordance with Section 5(IV)(d)), for all their reasonable costs, charges, fees and expenses in connection with, the Offer, Admission and the arrangements contemplated by this Agreement, including without limitation, fees, disbursements and expenses of counsel for Citigroup, Deutsche Bank and the other Underwriters.
          (d) Where a sum is payable under this Agreement to Citigroup, Deutsche Bank or any of the other Underwriters or to any other Indemnified Party (for the purposes of this Section 5(IV)(d) and Section 5(IV)(e) only, each a “payee”), then the Company or the relevant Selling Shareholder (including for the avoidance of doubt, the relevant Over-allotment Shareholder (whichever is required to make the payment) will, in addition, pay, or cause to be paid to such payee, in respect of VAT:

          (i) where the payment (or any part of it) constitutes the consideration (or any part thereof) for any supply of services, such amount as equals any VAT properly payable thereon on receipt of a valid VAT invoice;
          (ii) where the payment is to reimburse the payee for any cost, charge or expense incurred by it or them (except where the payment falls within (iii) below), such amount as equals any VAT charged to or incurred by the relevant payee in respect of any cost, charge or expense which gives rise to, or is reflected in, the payment and which the relevant payee certifies is not recoverable by it or any member of any group of which it is a member for VAT purposes by repayment or credit (such certificate to be conclusive in the absence of manifest error); and
          (iii) where the payment is in respect of costs or expenses incurred by the payee as agent for the Company or the Selling Shareholders (including for the avoidance of doubt, the Over-allotment Shareholders), as the case may be, and except where section 47(2A) or section 47(3) of the Value Added Tax Act 1994 applies, such amount as equals the amount included in the costs or expenses in respect of VAT provided that in such a case the relevant payee will use reasonable endeavours to procure that the actual supplier of the goods or services which such payee received as agent issues its own VAT invoice directly to the Company or the relevant Selling Shareholder (as the case may be).
          (e)(i) All sums payable to a payee under this Agreement will be paid without set-off or counterclaim, and free and clear of and without deduction or withholding save as required by law. If any amount is now or subsequently becomes required by law to be deducted or withheld in connection with any such payment, the Company, the Selling Shareholder or the Over-allotment Shareholder (whichever is required to make the payment) will increase the amount paid so that the net amount received by the payee will equal the full amount which would have been received by it had no such deduction or withholding been made. If the recipient of such a payment receives a credit for or refund of any Taxation payable by it by reason of the deduction of withholding for or on account of Taxation, then it shall reimburse to the other party such part of such additional amounts paid to it under this paragraph as the recipient of the payment certifies to the other party will leave it (after such reimbursement) in no better and no worse position than it would have been if the other party had not been required to make such deduction or withholding. Nothing in this Section 5(IV)(e)(i) shall oblige the recipient of the payment to disclose to the other party, nor shall the other party be entitled to inspect, any of the books and records of such person.
          (ii) If HM Revenue & Customs or any other tax authority brings into charge to Taxes (or into any computation of income, profit or gains for the purposes of any charge to Taxes) any sum payable to a payee under this Agreement or any sum withheld in accordance with this Agreement from any payment made to the payee (other than, in either case, the commissions due under Section 2(g) and other than interest) the Company and the Selling Shareholder including for the avoidance of doubt, the Over-allotment Shareholder, (whichever is liable under this Agreement to make such payment or withholding) shall pay such additional amount as shall be required to ensure that the total amount received by the payee, less the tax chargeable thereon (or that would be so chargeable but for the availability of relief in respect of that charge to tax) after giving credit for any relief available to the recipient of the payment in respect of the matter giving rise to the payment, is equal to the amount that would otherwise be so received (additional payments being made on demand of the payee).
          (V) (a) If at any time after the Prospectus has been lodged with the FSA for approval and prior to Admission:
          (i) any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of legal advisers to Citigroup and Deutsche Bank or to the Company, to amend or supplement the Prospectus or any Supplementary Prospectus in order that the Prospectus and/or any Supplementary Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser;
          (ii) there is any significant new factor, material mistake or inaccuracy relating to the information set out in the Prospectus (as defined in Section 87G of the FSMA) of which the Company is, or becomes, aware prior to Admission and which requires the Company to deal with such change or matter in accordance with Section 87G of the FSMA, the Prospectus Rules and the Listing Rules; or
          (iii) it shall be necessary, in the reasonable opinion of such legal advisers, at any such time to amend or supplement the Prospectus and/or any Supplementary Prospectus in order to comply with the requirements of the FSMA and/or the Prospectus Rules and/or the Listing Rules (as the case may be), the Company, the Selling Shareholders (to the extent that any Selling Shareholder has actual knowledge of the same without imposing any obligation of enquiry) or the Directors (as the case may be) will (i) promptly bring such event or condition to the notice of Citigroup and Deutsche Bank and the Company shall promptly prepare and file with the FSA such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus and/or any Supplementary Prospectus comply with such requirements. Before amending or supplementing any Offering Memorandum, the Company will furnish Citigroup and Deutsche Bank with a copy of each such proposed amendment or supplement, and will take account of any comments of Citigroup and Deutsche Bank, on behalf of the Underwriters; and (ii) furnish to Citigroup and Deutsche Bank such number of copies of such amendment or supplement as Citigroup and Deutsche Bank may reasonably request.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to procure purchasers for or, failing which, to purchase the Firm Shares to be delivered at the First Closing Time and the obligation of the Stabilisation Manager to procure purchasers for or to purchase Over-allotment Shares to be delivered at the Over-allotment Closing Time, as the case may be, will be subject to the accuracy of the representations and warranties of the Company, the Directors and the Selling Shareholders contained in this Agreement at the date of this Agreement and at such Closing Time, to the accuracy of the statements of the Company, the Directors and the Selling Shareholders made in any certificates to be delivered pursuant to the provisions of this Agreement, to the performance by the Company, the Directors and the Selling Shareholders of their respective obligations in this Agreement and to the following additional conditions:

          (a) The Company having furnished to Citigroup and Deutsche Bank by such Closing Time a certificate in the agreed form as set out in Annex I signed by a Director, dated such Closing Date, to the effect that those signing such certificate have carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that:
          (i) the representations and warranties of the Company in this Agreement are true, accurate and not misleading on and as of the date of this Agreement and are true, accurate and not misleading on and as of such Closing Time with the same effect as if made at such Closing Time, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Time; and
          (ii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the other members of the Group, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus.
          (b) The Directors having furnished to Citigroup and Deutsche Bank by such Closing Time a certificate in the agreed form as set out in Annex II signed by a Director for and on behalf of himself and the other Directors, dated such Closing Date, to the effect that those signing such certificate have carefully examined the Prospectus and this Agreement and that:
          (i) the representations and warranties of the Directors in this Agreement are true, accurate and not misleading on and as of the date of this Agreement and are true, correct and not misleading on and as of such Closing Time with the same effect as if made at such Closing Time, and the Directors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Time; and
          (ii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the other members of the Group, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus.
          (c) Each Selling Shareholder having furnished to Citigroup and Deutsche Bank by such Closing Time a certificate in the agreed form as set out in Annex III, signed by one director or authorised signatory of each such Selling Shareholder, dated such Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true, accurate and not misleading on and as of the date of this Agreement and are true, accurate and not misleading at and as of such Closing Time to the same effect as if made at such Closing Time.

          (d) Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been (i) any change specified in the certificates referred to in Sections 6(a), (b) and (c); or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the other members of the Group, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any such case, is, in the sole judgment of Citigroup and Deutsche Bank, so material and adverse as to make it impractical or inadvisable to proceed with the offer or delivery of the Sale Shares as contemplated in the Prospectus and this Agreement.
          (e) The Company having complied with the provisions of Section 5(I)(a) with respect to the furnishing of copies of the Prospectus on the date of this Agreement.
          (f) The documents listed in the Exhibit A having been delivered in accordance with Sections 5(I)(y), 5(I)(z), 5(I)(aa), 5(I)(bb), and Section 5(II)(m), 5(II)(n), 5(II)(o).
          (g) The documents referred to in Sections 4, 5 and 6 having been delivered by the dates specified in those Sections.
          (h) The Prospectus being approved pursuant to the Listing Rules and Prospectus Rules by the FSA not later than 5:00 pm on the date of this Agreement (or such later time and/or date as the Company, Citigroup and Deutsche Bank may agree in writing) and is published, filed and made available in accordance with the Listing Rules, the Prospectus Rules and the FSMA.
          (i) No matter referred to in Section 87G of the FSMA arising between the publication of the Prospectus and Admission and no Supplementary Prospectus being published by the Company.
          (j) Admission occurring at 8.00 a.m. on 14 December, 2005 (or such later time and/or date as the Company, Citigroup and Deutsche Bank may agree in writing).
          (k) The Company and each of the Directors having complied with all their respective obligations and having satisfied all conditions to be satisfied by any of them, in each case under this Agreement, the Restructuring Agreements and Restructuring Arrangements and or under the terms or conditions of the Offer, or any of them, which fall to be performed or satisfied on or prior to Admission.
          (l) Each of the Restructuring Agreements and the Restructuring Arrangements becoming and continuing to be enforceable against each of the parties thereto and having, and continuing to have, full force and effect, except where expressly provided in the Restructuring Agreements.
          (m) Each of the Restructuring Agreements and the Restructuring Arrangements becoming unconditional in all respects prior to Admission (save for any condition requiring the fulfilment of any of the conditions in this Section 6) and the Restructuring Arrangements having become incapable of termination or rescission and having been duly completed in accordance with their terms (subject only to Admission).

          (n) The execution and delivery by the Selling Shareholders, Citigroup and Deutsche Bank and the other Underwriters in accordance with Section 2(h) of the Agreement by 9 December 2005 (or such later date as the Selling Shareholders, Citigroup and Deutsche Bank may agree).
          (o) The Stock Lending Agreement having been executed and delivered by the parties thereto.
          (p) The passing of the Class 1 Resolution (without amendment) at the extraordinary general meeting of the shareholders of IHG to be convened for 7 December 2005 (and not, without the prior written consent of Citigroup and Deutsche Bank at any adjournment thereof).
          (q) Prior to any Closing Time, nothing having come to the notice of Citigroup, Deutsche Bank or any of the other Underwriters that any statement contained in the Offer Documents is or has become untrue, incorrect or misleading in any respect, or any matter has arisen, which would, if the Offer was made at that time, constitute a material omission from the Offer Documents, or any of them, and which in any such case Citigroup and Deutsche Bank bona fide consider to be material in the context of the Offer or the underwriting of the Shares or Admission.
          Each of the Company, the Directors and the Selling Shareholders severally and not jointly undertakes to use its best endeavours to procure (so far as it lies within its or his power) that each of the conditions applicable to it is fulfilled by the due time (if any) for its fulfilment.
          If any of the conditions specified in this Section 6 are not fulfilled when and as provided in this Agreement or waived (if capable of waiver) in writing by Citigroup and Deutsche Bank (in their absolute discretion), or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not reasonably satisfactory in form and substance to Citigroup and Deutsche Bank and counsel for Citigroup, Deutsche Bank and the other Underwriters, this Agreement and all obligations of Citigroup, Deutsche Bank and the other Underwriters in this Agreement may be cancelled at, or at any time prior to, any Closing Time by Citigroup and Deutsche Bank. Notice of such cancellation will be given to the Company and each Selling Shareholder in writing or by facsimile or by telephone confirmed in writing or by facsimile.
          7. Reimbursement of Expenses. If the sale of the Sale Shares provided for in this Agreement is not consummated because any condition to the obligations of Citigroup, Deutsche Bank and the other Underwriters set forth in Section 6 is not satisfied because of any termination pursuant to Section 10 or because of any refusal, inability or failure on the part of the Company, any Director or any Selling Shareholder to perform any agreement in this Agreement or comply with any provision of this Agreement other than by reason of a default by any of Citigroup, Deutsche Bank or the other Underwriters, the Company will reimburse Citigroup, Deutsche Bank and the other Underwriters severally through CGMUKE on demand for all out-of-pocket expenses (including reasonable fees, disbursements and expenses of counsel and fees and expenses of other third parties as set out in Section 5(IV)) properly incurred by them in connection with the Offer, Admission and the arrangements contemplated by this Agreement. If the Company is required to make any payments to Citigroup, Deutsche Bank or the other Underwriters under this Section 0 because of any Selling Shareholders’ refusal, inability or failure to satisfy any condition to the obligations of Citigroup, Deutsche Bank and the other Underwriters set forth in Section 6, such Selling Shareholders, pro rata in proportion to the percentage of their Sale Shares to which the refusal, inability or failure relates, will reimburse the Company on demand for all amounts attributable to the Selling Shareholders so paid (and, for the avoidance of doubt, the provisions of Section 5(IV)(d) and (e) apply).
          8. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each of Citigroup, Deutsche Bank and the other Underwriters and each person who controls each of Citigroup, Deutsche Bank and the other Underwriters within the meaning of either the Securities Act or the Exchange Act and each Affiliate, parent company, subsidiary, subsidiary undertaking and agent of any such person and each director, officer, employee of any such person (each an “Indemnified Party”) against Losses to which they or any of them may become subject whether under the Companies Act, the FSMA, the Listing Rules, the Prospectus Rules, the Securities Act, the Exchange Act or other statutory law or obligation, at common law or otherwise, insofar as such Losses or actions in respect thereof arise out of or are based upon or would not have arisen in the absence of (i) any untrue statement or alleged untrue statement of a material fact contained in any Offer Documents or in any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (ii) any breach or alleged breach by the Company or the Directors of its or their obligations in this Agreement (including any breach or alleged breach by the Company or the Directors of the representations, warranties or undertakings contained or referred to under this Agreement or any circumstances which constitute such a breach) and, in each case, agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any Loss, or action; provided, however, that the Company will not be liable in any such case to the extent that that (i) any Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offer Documents, or in any amendments thereof or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Citigroup or Deutsche Bank specifically for inclusion therein, being the information listed in Schedule V (the “Underwriter Information”) or (ii) such indemnification is not permissible due to Section 151 of the Companies Act.
          (b) The Company agrees to indemnify and hold harmless each Indemnified Party against Losses, to which such Indemnified Party may become subject insofar as the Losses or actions in respect thereof arise out of or are based upon or would not have arisen in the absence of the carrying out by an Indemnified Party of any of its obligations or services under or in connection with this Agreement or the offer or sale of the Shares on, prior to or after the date of this Agreement, save for matters indemnified pursuant to Section 0, including (without limitation):

          (i) the distribution, issue or approval of documents or materials relating to the Company or in connection with Admission or the arrangements contemplated by the Offering Memoranda, or any of them, or this Agreement or any other agreement relating to the Offer; the offer or sale of the Shares (including the issue or approval of any financial promotion relating to the Company or Admission or the offer or sale of the Shares); and/or
          (ii) any failure or alleged failure by the Company or any of the Directors or their agents, employees or advisers to comply with the FSMA, the Listing Rules, the Prospectus Rules, the Disclosure Rules or any other requirements of applicable statute or regulation in relation to Admission or the arrangements contemplated by the Offer or by the Offering Memoranda, or any of them, or this Agreement or any other agreement relating to the Offer; and/or
          (iii) (in the case of the Joint Sponsors only) in their capacity as sponsors to the Company’s application for admission of the Shares to the Official List of the FSA and to trading on the London Stock Exchange, provided that no liability will arise under this Section 0 to the extent that any Loss (i) is finally judicially determined to have resulted from the gross negligence or wilful default of such Indemnified Party or breach by it of its material obligations under this Agreement or of its material obligations under FSMA (provided always that any such breach does not arise out of or would not have arisen but for any neglect or default on the part of any other party to this Agreement, including any breach by any such other party of the representations, warranties or undertakings contained or referred to in this Agreement or any circumstances which constitute such a breach) or (ii) such indemnification is not permissible due to Section 151 of the Companies Act. For the avoidance of doubt, the indemnity contained in this Section 0 shall not extend to any Losses which are attributable to a decline in market value of the Shares suffered or incurred by any Indemnified Party solely as a result of it having (i) acquired or sold Shares in connection with any Stabilisation Transactions or (ii) been required to acquire Sale Shares pursuant to this Agreement unless in either case such Losses are caused by or result from or are attributable to or would not have arisen but for, in each case directly or indirectly, the neglect or default of the Company, including any breach by it of any of its obligations under this Agreement (including any breach by such Indemnifying Party of the representations, warranties or undertakings contained or referred to in this Agreement or any circumstances which constitute such a breach).
          (c) Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Indemnified Party against Losses to which they or any of them may become subject under the Companies Act, the FSMA, the Listing Rules, the Prospectus Rules, the Disclosure Rules, the Securities Act, the Exchange Act or other statutory law or obligation, at common law or otherwise, insofar as such Losses or actions in respect thereof arise out of or are based upon or would not have arisen in the absence of (i) any untrue statement or alleged untrue statement of a material fact contained in the Offer Documents or in any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading provided, however, that a Selling Shareholder will be liable in any such case only to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission relates to or refers to the relevant Selling Shareholder, or (ii) any breach or alleged breach by such Selling Shareholder of its obligations under this Agreement (including any breach or alleged breach by such Selling Shareholder of the representations, warranties or undertakings contained or referred to in this Agreement or any circumstances which constitute such a breach) and, in each case, agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any Loss or action; provided, however, that such Selling Shareholder will not be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offer Documents, or in any amendments thereof or supplements thereto, in reliance upon and in conformity with the Underwriter Information (as such term is defined in Section 0(a)).
          (d) Promptly after receipt by an Indemnified Party under this Section 0 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party under this Section 0, notify the Indemnifying Party in writing of the commencement thereof; but the failure so to notify the Indemnifying Party (i) will not relieve it from liability unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Party of significant rights and defences and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligations provided above. The Indemnifying Party will be entitled to appoint counsel of the Indemnifying Party’s choice at the Indemnifying Party’s expense to represent the Indemnified Party in any action for which indemnification is sought (in which case the Indemnifying Party will not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, however, that such counsel is satisfactory to the Indemnified Party. Notwithstanding the Indemnifying Party’s election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party will have the right to employ separate counsel, and the Indemnifying Party will bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that there may be legal defences available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party; (iii) the Indemnifying Party does not employ counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action; or (iv) the Indemnifying Party authorises the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. An Indemnifying Party will not, without the prior written consent of Citigroup, Deutsche Bank and the other Underwriters, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not Indemnified Parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party.

          (e) The Company, the Directors and the Selling Shareholders will not make any claim against any Indemnified Party, to recover any Loss which the Company, the Directors or any of the Selling Shareholders or any other person may suffer or incur by reason of or arising out of the carrying out or the performance by any Indemnified Party, or on their behalf, of their obligations or services under this Agreement or in connection with the offer and sale of the Shares on, prior to or after the date of this Agreement, unless and to the extent that such Loss is finally judicially determined to have resulted from the gross negligence or wilful default of such Indemnified Party or breach by it of its material obligations under this Agreement or of its material obligations under FSMA (provided always that any such breach does not arise out of or would not have arisen but for any neglect or default on the part of any other party to this Agreement including any breach by such other party of the representations, warranties or undertakings contained in or referred to in this Agreement or circumstances which constitute such a breach).
          (f) The degree to which any Indemnified Party shall be entitled to rely on the work of any adviser to the Company or any other third party will be unaffected by any limitation which the Company, any Director or any of the Selling Shareholders may have agreed on the extent to which the Company, any other member of the Group, any Director or any of the Selling Shareholders and/or any member of its group may claim against such adviser or any third party or parties and/or of any waiver or release of any right of the Company, any other member of the Group, any Director, any of the Selling Shareholders and/or any member of its group to so claim (each a “Limitation”).
          (g) Each of the Company, the Directors and the Selling Shareholders will promptly notify Citigroup and Deutsche Bank of any Limitation (whenever arising) in respect of anything which may arise, directly or indirectly, out of or is based upon or is in connection with the Offer or the subject matter of the obligations or services to be performed under this Agreement. Where any damage or loss is suffered by the Company, any other member of the Group, any Director, any Selling Shareholder or any member of any Selling Shareholders’ group for which any Indemnified Party would otherwise be jointly and severally liable with any third party or third parties to the Company, any other member of the Group, any Director, any Selling Shareholder or any member of any Selling Shareholder’s group which has or have the benefit of a Limitation, the extent to which such damage or loss will be recoverable from the Indemnified Party shall be limited so as to be in proportion to the contribution of the Indemnified Party to the overall fault for such damage or loss, as agreed between the parties, or, in the absence of agreement, as determined in a final judgment by a court of competent jurisdiction but, in any event, the Indemnified Party shall have no greater liability than if the Limitation did not apply.
          (h) For the avoidance of doubt, “finally judicially determined” for the purposes of this Section 0 means, where a dispute has arisen under the terms of this Agreement which is to be resolved in accordance with the provision of Section 15, circumstances where:
          (i) a court of competent jurisdiction in accordance with Section 15 has delivered a final, conclusive and binding judgment upon the merits of the relevant dispute brought in accordance with Section 15 by the parties to this Agreement or, as the case may be, their respective successors to or assignees of the rights under this Agreement, which makes the matter res judicata in that court; and

          (ii) following the judgment referred to in (i) above taking effect, neither party (or, as the case may be, their respective successors to or assignees of the rights under this Agreement) either:
(a) makes an application for permission to appeal; or
(b) elects to appeal as of right,
          the decision of the court of competent jurisdiction within the time limits specified from time to time by the procedural rules of the court of competent jurisdiction for any such application or election.
          (m) No claim shall be made by the Company, any of the Selling Shareholders, any of the Over-allotment Shareholders or any of their respective subsidiary undertakings or associates against any Indemnified Party in respect of the amount at which the Offer Price is fixed.
          9. Default by an Underwriter. If any one or more Underwriters defaults in its obligation to procure purchasers for, or to itself purchase, the Firm Shares it has agreed to procure purchasers for, or to itself purchase, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriters will be obliged severally to take up and pay for (in the respective proportions which the number of Firm Shares set opposite their names under column (2) of Table 1 in the Purchase Memorandum bears to the aggregate number of Firm Shares stated opposite the names of all the non-defaulting Underwriters) the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to procure purchasers for, or to itself purchase; provided, however, that in the event that the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to procure purchasers for, or to itself purchase, exceeds 10% of the aggregate number of Firm Shares which the Underwriters have agreed to procure purchasers for, or to themselves purchase, the remaining Underwriters will have the right to purchase all the Firm Shares but will not be under any obligation to purchase any of the Firm Shares, and if such non-defaulting Underwriters do not purchase all such Shares, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Selling Shareholders, the Directors or the Company. In the event of a default by any Underwriter as set forth in this Section 0, any Closing Time will be postponed for such period, not exceeding five Business Days, as Citigroup and Deutsche Bank may determine in order that the required changes to any supplement to the Prospectus or to any other documents or any required arrangements may be effected. Nothing contained in this Agreement will relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages occasioned by its default under this Agreement.
          10. Termination. (a) This Agreement will be subject to termination in the absolute discretion of Citigroup and Deutsche Bank, by notice given to the Company and the Selling Shareholders prior to any Closing Time, if at any time prior to such time (i) trading in securities generally on the London Stock Exchange and the New York Stock Exchange is suspended or limited or minimum prices are established on either such exchange or there is a material disruption in commercial banking or securities settlement in the United Kingdom or the

United States; or (ii) a banking moratorium is declared in London or by the U.S. federal or New York State authorities; or (iii) there has occurred any outbreak or escalation of hostilities, declaration by the United Kingdom or the United States of a national emergency or war or other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United Kingdom or the United States or elsewhere the effect of which in each of the cases mentioned in this sub-section 10(a)(i) to (iii) is such as to make it, in the sole judgment of Citigroup and Deutsche Bank, impractical or inadvisable to proceed with the offer or delivery of the Sale Shares as contemplated in the Prospectus and this Agreement. (b) The termination of this Agreement pursuant to Sections 6, 9 and 10 shall be without prejudice to: (i) any claim in respect of a breach of this Agreement prior to its termination; and any obligation of Citigroup and Deutsche Bank, and the other Underwriters, the Company, any of the Selling Shareholders, any of the Over-allotment Shareholders or any of the Directors in respect of Shares which have already been sold and paid for, at the time of such termination. (c) For the avoidance of doubt, Citigroup and Deutsche Bank shall not be entitled to terminate or rescind this Agreement after Admission.
          11. Representations, Warranties and Indemnities to Survive. (a) The respective agreements, representations, warranties and other statements of the Company, the Directors, each Selling Shareholder and of the Underwriters and the respective indemnities of the Company and the Selling Shareholders as set forth herein or made by or on behalf of them pursuant to this Agreement will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of Citigroup, Deutsche Bank, the other Underwriters or the Company or any of the Indemnified Persons referred to in Section 0, and will survive delivery of and payment for the Sale Shares. The provisions of Sections 0 and 0 will survive the termination or cancellation of this Agreement.
          (b) The Company and each of the Directors will immediately notify Citigroup, and Deutsche Bank and the Selling Shareholders (giving reasonable details) if it comes to the knowledge of the Company or any Director that any statement in Section 1 was untrue, inaccurate or misleading at the date of this Agreement or would be untrue, inaccurate or misleading if repeated by reference to the facts and circumstances existing at any time prior to the last Closing Date, or if the Company or any Director is in breach of any of its obligations under this Agreement.
          (c) Each of the Selling Shareholders will immediately notify Citigroup and Deutsche Bank (giving reasonable details) if it comes to the knowledge of such Selling Shareholder that any statement in Section 1 relating to the Selling Shareholders was untrue, inaccurate or misleading at the date of this Agreement or would be untrue, inaccurate or misleading if repeated by reference to the facts and circumstances existing at any time prior to the last Closing Date, or if such Selling Shareholder is in breach of any of its obligations under this Agreement (this section 11(c) not imposing on such Selling Shareholders any obligation of enquiry).
          12. Notices. All communications pursuant to this Agreement will be in writing and effective only on receipt, and, (a) if sent to Citigroup, Deutsche Bank or the other Underwriters, will be mailed, delivered or faxed to the Citigroup General Counsel’s office
(fax no.: 020-7508-9090) and confirmed to Citigroup at Citigroup Centre, Canada Square, Canary

Wharf, London E14 5LB, Attention: General Counsel and to Steven Bishop and Steffan Till (fax no.: 020 7545 6301) and confirmed to Deutsche Bank at Winchester House, 1 Great Winchester Street, London EC2N 2EQ, Attention: Steven Bishop and Steffan Till; (b) if sent to the Stabilisation Manager, will be mailed, delivered or faxed to Stephen Morris (fax 020-7986-1103) and confirmed to the Stabilisation Manager at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, Attention: Stephen Morris (fax 020-7986-1103); (c) if sent to the Company, will be mailed, delivered or faxed to the Company Secretary (fax no.: 01245 504077) and confirmed to the Company at Britvic House, Broomfield Road, Chelmsford CM1 1TU, Attention: the Company Secretary; and (d) if sent to any Selling Shareholder or Over-allotment Shareholder, will be mailed, delivered or faxed and confirmed to it at the facsimile number and address set forth in Schedule I.
     In all dealings under this Agreement, Citigroup and Deutsche Bank will act on behalf of each of the Underwriters and the parties will be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Underwriters jointly or by Citigroup and Deutsche Bank on behalf of the Underwriters; and in all dealings with any Selling Shareholder (including, for the avoidance of doubt, any Over-allotment Shareholder) pursuant to this Agreement, Citigroup, Deutsche Bank and the Company will be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys for such Selling Shareholder identified in Schedule I.
          13. Miscellaneous.
          (a) The rights and obligations of each of Citigroup, Deutsche Bank and each of the other Underwriters under this Agreement are several. Each of Citigroup, Deutsche Bank and the other Underwriters will (save as otherwise agreed among them) have the right to protect and enforce its rights without joining Citigroup, Deutsche Bank or the other Underwriters in any proceedings. In addition, the rights and obligations of the Selling Shareholders under this Agreement are several. Accordingly, no Selling Shareholder shall be responsible in any way for any breach or failure of another Selling Shareholder to comply with its obligations under this Agreement.
          (b) The provisions of this Agreement are without prejudice to any liabilities which any of the parties may have under any law or statute (including, without limitation, the FSMA and the Securities Act).
          (c) If any provision in this Agreement should be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected thereby. No variation of this Agreement will be effective unless in writing and signed by or on behalf of each of the parties to this Agreement. Such variation will not require the approval of any other person under the Contracts (Rights of Third Parties) Act 1999 or otherwise.
          (d) (i) Each holder and prospective purchaser referred to in subsection 5(I)(k) will have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Company under sub-section 5(I)(k) (ii) Each Indemnified Party will have the right under the

Contract (Rights of Third Parties) Act 1999 to enforce its rights against the Company and the Selling Shareholders under the indemnification provisions of this Agreement, as amended from time to time. An Indemnified Party may only enforce its rights under this Agreement in any given case if the Underwriter with whom such Indemnified Party is affiliated agrees (without obligation) to take sole conduct of any such action on behalf of any such Indemnified Party. (iii) Save as provided in this sub-section, no-one other than a party to this Agreement will be entitled to directly enforce any term of this Agreement under the Contracts (Rights of Third Parties) Act 1999 or otherwise. (iv) None of Citigroup, Deutsche Bank or any of the other Underwriters will have responsibility to any other Indemnified Party or any person identified in subsection 5(I)(k) under or as a result of this Agreement.
          (e) No neglect, delay or indulgence by any of the parties to this Agreement in enforcing the agreements, representations, warranties, undertakings or indemnities set out in this Agreement or in enforcing any other term or condition of this Agreement will be construed as a waiver thereof. Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever which any of the parties to this Agreement may agree to or effect as regards one or more of the other parties in connection with this Agreement and, in particular (but without limitation), the agreements, representations, warranties, undertakings and indemnities set out or referred to in this Agreement will not affect the rights of any of the other parties to this Agreement nor the rights of any person as regards any other of such parties or any rights any person may have at common law or otherwise.
          (f) Subject to Section 0, none of Citigroup, Deutsche Bank or the other Underwriters will be liable to any other person for the failure by any of the other Underwriters to perform its obligations in this Agreement.
          (g) Each of the Company, the Directors and the Selling Shareholders hereby acknowledges and agrees that in acting as joint sponsors, joint global co-ordinators and joint bookrunners to the Company each of Citigroup and Deutsche Bank is and has been acting for the Company and the Selling Shareholders and no one else and will not regard and has not regarded any other person as its client or been responsible to anyone other than the Company and the Selling Shareholders for providing the protections afforded to clients of each of Citigroup or Deutsche Bank nor for providing advice in relation to the offer and sale of the Sale Shares.
          (h) Each of the Selling Shareholders for itself or on behalf of its Connected Shareholder Person in respect of the sales, purchases, transfers or acquisitions described in Section 13(h)(i)(A), the Over-allotment Shareholders for itself or on behalf of its Connected Shareholder Person in respect of the sales, purchases, transfers or acquisitions described in Sections 13(h)(i)(B), 13(h)(ii), 13(h)(iii) and the Company, in respect of the sales, purchases, transfers or acquisitions described in Section 13(h)(iv) and 13(h)(v), will severally and not jointly be liable to pay to and reimburse the Underwriters and/or the Stabilisation Manager, as the case may be, in respect of all and any stamp duty and/or SDRT, capital duty, issuance or transfer taxes or duties (whether within or outside the United Kingdom) and any related costs, fines, penalties or interest other than any such costs, fines, penalties or interest arising as a result of the unreasonable delay or default by the Underwriters or the Stabilisation Manager (“Transfer Taxes”) arising in respect of:

(i) the Sale of
     (A) (i) (in a case where the Firm Shares are sold by the Selling Shareholder of the Firm Shares (or its Connected Shareholder Person) to purchasers procured by the Underwriters in accordance with this Agreement (but not for the avoidance of doubt to the Underwriters)), Firm Shares by that Selling Shareholder to the purchasers so procured, or (ii) (in a case where the Firm Shares are sold by the Selling Shareholder of the Firm Shares to the Underwriters), the Firm Shares sold by the Selling Shareholder of the Firm Shares (or its Connected Shareholder Person) to the Underwriters (but if the sale to the Underwriters was intended pursuant to this Agreement to be a sale to purchasers procured by the Underwriters, the Transfer Taxes paid pursuant to this paragraph A shall be those arising in relation to the sale by the Underwriters to the purchaser of the Firm Shares and not those arising in relation to their sale to the Underwriters by the Selling Shareholder and further provided that the liability of a Selling Shareholder in respect of the former sale in respect of Transfer Taxes pursuant to this proviso shall be capped at the relevant number of Firm Shares multiplied by the higher of (i) the rate specified in paragraph 3 Schedule 13 Finance Act 1999 (currently 0.5%), and (ii) the rate specified in section 87(6) Finance Act 1986 (currently 0.5%), multiplied by the Offer Price, (in the case of stamp duty, rounded up in the case of each transfer to nearest £5) plus any related costs, fines, penalties or interest other than costs, fines, penalties or interest arising as a result of the unreasonable delay or default by the Underwriters or the Stabilisation Manager);
     (B) (i) (in a case where the Overallotment Shares are sold by the relevant Overallotment Shareholder (or its Connected Shareholder Person) to purchasers procured by the Stabilisation Manager in accordance with this Agreement (but not for the avoidance of doubt to the Stabilisation Manager)), by that Over-allotment Shareholder to the purchasers so procured, or (ii) (in a case where the Over-allotment Shares are sold by the Overallotment Shareholder to the Stabilisation Manager), the Over-allotment Shares sold by the Overallotment Shareholder (or its Connected Shareholder Person) to the Stabilisation Manager (but if the sale to the Stabilisation Manager was intended pursuant to this Agreement to be a sale to purchasers procured by the Stabilisation Manager, the Transfer Taxes paid pursuant to this paragraph B shall be those arising in relation to the sale of the Overallotment Shares by the Stabilisation Manager to the purchaser and not those arising in relation to their sale to the Stabilisation Manager by the Overallotment Shareholder and further provided that the liability of the Overallotment Shareholder in respect of the former sale in respect of Transfer Taxes pursuant to this proviso shall (including in respect of interest and penalties) be capped at the relevant number of Overallotment Shares multiplied by the higher of (i) the rate specified in paragraph 3 Schedule 13 Finance Act 1999 (currently 0.5%), and (ii) the rate specified in section 87(6) Finance Act 1986 (currently 0.5%), multiplied by the Offer Price, (in the case of stamp duty, rounded up in the case of each transfer to nearest £5) plus any related costs, fines, penalties or interest other than costs, fines, penalties or interest arising as a result of the unreasonable delay or default by the Underwriters or the Stabilisation Manager);

          (ii) the sale of, including any agreement to sell, Shares acquired by the Stabilisation Manager from the Over-allotment Shareholders (or their Connected Shareholder Persons) under the Stock Lending Agreement to purchasers procured by the Stabilisation Manager, or failing which, the Stabilisation Manager if and to the extent that the relevant stock loan is repaid using Over-allotment Shares acquired from the Over-allotment Shareholders (or their Connected Shareholder Persons) pursuant to Section 2;
          (iii) the transfer of, or acquisition of, or agreement to transfer or acquire, Shares from the Over-allotment Shareholders (or their Connected Shareholder Persons) under the Stock Lending Agreement and the transfer of, or disposal of, or agreement to transfer or dispose of, Shares to the Over-allotment Shareholders (or their Connected Shareholder Persons) under the Stock Lending Agreement; provided that the Over-allotment Shareholders (or their Connected Shareholder Persons) shall not be liable under this Section 13(h)(iii) for any stamp duty/SDRT arising in respect of the transfer and delivery of Shares to or by the Stabilisation Manager under the Stock Lending Agreement if and to the extent that any such liability would have been avoided but for any of the following:
(A)	the sale or transfer of the Shares not being effected on an EEA exchange or a recognised foreign exchange for the purposes of sections 80C and 89AA Finance Act 1986 as a result of the stock lending arrangements not being subject to the rules of the exchange or reported to the exchange on which the Shares are to be traded in accordance with its rules;

(B)	the failure of the Stabilisation Manager to redeliver Equivalent Securities to the relevant Lender (as both defined in the Stock Lending Agreement) other than as a result of breach of this Agreement by the Over-allotment Shareholders (or their Connected Shareholder Persons) or any other act or omission of the Over-allotment Shareholders (or their Connected Shareholder Persons) or as a result of breach of the Stock Lending Agreement by a Lender under that agreement;
(iv) any acquisition of, or agreement to acquire Shares in the open market if and to the extent used to transfer shares to the Over-allotment Shareholders (or their Connected Shareholder Persons) under the Stock Lending Agreement. Provided that the Company shall not be liable under this Section 13(h)(iv) if and to the extent that any such liability would have been avoided but for any of the following:
(A)	the Stabilisation Manager not being a member of the EEA exchange or a recognised foreign exchange (as those terms are defined in sections 80B and 88B Finance Act 1986) (each an “Exchange”) on which the Shares are to be traded;

(B)	the Stabilisation Manager not being an intermediary or recognised as such for the purposes of sections 80A(1)(b) and 88A(1)(b) Finance Act 1986; or

(C)	the sale or transfer of the Shares not being effected on the Exchange of which the Stabilisation Manager is a member and on which the Shares are to be traded for the purposes of sections 80A(1)(c) and 88A(1)(c) Finance Act 1986 as a result of the sale or transfer not being subject to the rules of the exchange or reported to the relevant Exchange in accordance with its rules,
(v) the sale and purchase of, including any agreement to sell or purchase, Shares acquired by the Stabilisation Manager from the Over-allotment Shareholders (or their Connected Shareholder Persons) under the Stock Lending Agreement, in respect of up to that number of transfers of Shares equal to X determined in accordance with the following formula:
X = Y-Z
Where:
Y = 15% of the total number of Shares which are comprised in the Offer; and
Z = the number of Shares in respect of which the payment of transfer duty is covered by Section 13(h)(ii);

provided that if Transfer Taxes arise under Sections 67, 70, 93 or 96 of the Finance Act 1986, in respect of the sales, purchases, transfers or acquisitions described in Sections 13(h)(i) to (v) above, the Selling Shareholders, the Over-allotment Shareholders and the Company will only reimburse the Stabilisation Manager or the Underwriters (as applicable) in accordance with Section 13(h), for the relevant liability to Transfer Taxes under those Sections in respect of Transfer Taxes up to an amount equal to the higher of (i) the rate specified in paragraph 3 Schedule 13 Finance Act 1999 (currently 0.5%), and (ii) the rate specified in section 87(6) Finance Act 1986 (currently 0.5%), multiplied by the Offer Price and multiplied by the relevant number of Shares (in the case of stamp duty, rounded up in the case of each transfer to the nearest £5), plus any related costs, fines, penalties or interest other than costs, fines, penalties or interest arising as a result of the unreasonable delay or default by the Underwriters or the Stabilisation Manager; and provided that the liability of each Selling Shareholder and each Over-allotment Shareholder under Section 13(h)(i) and (ii) above in respect of Transfer Taxes shall not exceed, in the case of a Selling Shareholder, the number of Firm Shares and in the case of an Over-allotment Shareholder the number of Over-allotment Shares sold by the Selling Shareholder or Over-allotment Shareholder (or their Connected Shareholder Persons), as the case may be, in each case multiplied by the higher of (i) the rate specified in paragraph 3 Schedule 13 Finance Act 1999 (currently 0.5%), and (ii) the rate specified in section 87(6) Finance Act 1986 (currently 0.5%), multiplied by the Offer Price, (in the case of stamp duty, rounded up in the case of each transfer to nearest £5) plus any related costs, fines, penalties or interest other than costs, fines, penalties or interest arising as a result of the unreasonable delay or default by the Underwriters or the Stabilisation Manager;
and provided further that no Selling Shareholder or Over-allotment Shareholder shall have any liability under Section 13(h)(iii) to the extent that the Transfer Taxes arise in circumstances where an Over-allotment Shareholder holds insufficient Shares to satisfy its obligations under the Over-allotment Contract. The parties to this Agreement will negotiate in good faith to agree arrangements to be put in place with a view to ensuring that no such Transfer Taxes are payable in the event of such circumstances arising;
and provided that liability of the Company under section 13(h)(v) above in respect of Transfer Taxes shall not exceed that number of transfers of Shares equal to X determined in accordance with Section 13(h)(v) multiplied by the higher of (i) the rate specified in paragraph 3 Schedule 13 Finance Act 1999 (currently 0.5%), or (ii) the rate specified in section 87(6) Finance Act 1986 (currently 0.5%), multiplied by the Offer Price, (in the case of stamp duty, rounded up in the case of each transfer to nearest £5) plus any related costs, fines, penalties or interest other than costs, fines, penalties or interest arising as a result of the unreasonable delay or default by the Underwriters or the Stabilisation Manager;.
          (j) Any amount payable by the Selling Shareholders or the Over-allotment Shareholders pursuant to Section 0 above will be paid as follows:
          (i) by CGMUKE deducting from the amount payable pursuant to this Agreement to the relevant party any sum payable by the Selling Shareholders or the Over-allotment Shareholders pursuant to Section 0 above (provided that such deduction shall not exceed the higher of (i) the rate specified in paragraph 3 Schedule 13 Finance Act 1999 (currently 0.5%), and (ii) the rate specified in section 87(6) Finance Act 1986 (currently 0.5%), multiplied by the Offer Price and by the number of Shares to which the amount payable to the relevant party relates). Such deduction may include CGMUKE’s reasonable estimate of the maximum amount of Transfer Taxes payable by the Selling Shareholders or the Over-allotment Shareholders pursuant to Section 0 above (provided that such deduction shall not exceed the higher of (i) the rate specified in paragraph 3 Schedule 13 Finance Act 1999 (currently 0.5%), and (ii) the rate specified in section 87(6) Finance Act 1986 (currently 0.5%), multiplied by the Offer Price and by the number of Shares to which the amount payable to the relevant party relates); provided that such estimate and a note showing the basis on which it was calculated is provided to the Selling Shareholders or the Over-allotment Shareholders, as the case may be, not later than two Business Days before such deduction is made;
          (ii) to the extent that the amount of Transfer Taxes actually payable by a Selling Shareholder or a Over-allotment Shareholder pursuant to Section 0 above exceeds the amount deducted by CGMUKE in respect thereof from the payment made by CGMUKE to the relevant party under this Agreement, the relevant Selling Shareholder or Over-allotment Shareholder, as the case may be, will promptly on demand pay to CGMUKE a sum sufficient to discharge such excess provided that a note is provided with such demand which sets out the basis upon which the Stabilisation Manager considers the amount demanded is actually payable by a Selling Shareholder or Over-allotment Shareholder, and the relevant Selling Shareholder or Over-allotment Shareholder, as the case may be, will indemnify Citigroup, Deutsche Bank, the other Underwriters and the Stabilisation Manager, as the case may be, against all losses, damages, charges and expenses suffered or incurred by Citigroup, Deutsche Bank, such other Underwriters and the Stabilisation Manager, as the case may be, in connection with enforcing its rights against it under this Section 13(j); and

          (iii) to the extent that the amount in respect of Transfer Taxes actually payable by a Selling Shareholder or a Over-allotment Shareholder pursuant to Section 0 above is less than the amount deducted by CGMUKE in respect thereof from the payment made by CGMUKE to the relevant party under this Agreement, the excess and any interest received will be promptly repaid to the relevant Selling Shareholder or Over-allotment Shareholder, as the case may be, provided however, if such amount has been paid over to the relevant tax authority CGMUKE will only be obliged to repay the excess to the extent that it receives a refund (plus any interest actually refunded less any Tax thereon) from the relevant tax authority and CGMUKE will use reasonable efforts to secure the repayment from the relevant tax authority (with interest) and the relevant Selling Shareholder or the relevant Over-allotment Shareholder, as the case may be, will pay the reasonable external costs of CGMUKE in making such efforts.
          (k) The Company shall pay the Stabilisation Manager’s reasonable estimate of the maximum amount of Transfer Taxes payable by the Company pursuant to Section 13(h) above on written demand by the Stabilisation Manager, provided that a note is provided with such demand showing the basis on which the reasonable estimate was calculated, and Sections 13(i)(ii) and (iii) shall apply as if the references to a Selling Shareholder or an Over-allotment Shareholder were replaced by references to the Company and as if the reference in Section 13(i)(ii) and (iii) to an amount of Transfer Taxes payable by a Selling Shareholder or an Over-allotment Shareholder (or its Connected Shareholder Person) being deducted from the payment made to it under this Agreement were a reference to an amount of Transfer Taxes payable by the Company having being paid by the Company pursuant to this paragraph.
          (l) The Company and each Selling Shareholder (including, for the avoidance of doubt, each Over-allotment Shareholder) undertakes to each of Citigroup and Deutsche Bank not to give or, so far as is within its powers, permit to be given any direction to Citigroup, Deutsche Bank, the Company, the Selling Shareholders or any other person, and not to take any other action, which is inconsistent with its obligations, or any of the powers, authorities or discretions conferred by it in this Agreement and, in particular, not to create any adverse interest over the Sale Shares to be sold pursuant to this Agreement.
          (m) Subject to the due execution of the Purchase Memorandum, each Selling Shareholder (including, for the avoidance of doubt, each Over-allotment Shareholder) irrevocably and unconditionally instructs the Company, and the Company agrees, to give effect to any stock transfer form or application for registration in respect of Sale Shares delivered pursuant to the terms of this Agreement to the exclusion of any instruction it may receive from any Selling Shareholder after the execution of the Purchase Memorandum.
          (n) Each reference in this Agreement to the Joint Sponsors or either of them, or any of the Joint Bookrunners or the Underwriters by any description or in any capacity includes a reference to it in each other capacity in which it may act pursuant to this Agreement or otherwise with the agreement of the Company in connection with the Offer.
          (o) Each reference to the Selling Shareholders selling the Firm Shares and/or Over-allotment Shares shall be deemed to include a reference to such persons procuring the sale of such Shares from its Connected Shareholder Person. For the avoidance of doubt, in this Agreement and the Purchase Memorandum:

          (a) Any obligation on a Selling Shareholder or an Over-allotment Shareholder to sell or transfer Shares shall, in the case of Shares of a Connected Shareholder Person, be construed as an obligation on such Selling Shareholder or Over-allotment Shareholder to procure the sale or transfer of such Shares and any reference to Shares being sold or transferred by a Selling Shareholder or Over-allotment Shareholder shall, in the case of Shares of a Connected Shareholder Person, be construed as referring to Shares being sold or transferred by the Connected Shareholder Person of such Selling Shareholder or Over-allotment Shareholder, as the case may be, and related expressions shall be construed accordingly;
          (b) Any sums due to or received by any Selling Shareholder or Over-allotment Shareholder pursuant to this Agreement in respect of the sale of any Shares which are Shares of a Connected Shareholder Person, shall be due to and received by such Selling Shareholder or Over-allotment Shareholder as trustee for its relevant Connected Shareholder Person;
          (c) Any obligation on a Selling Shareholder or Over-allotment Shareholder to pay or reimburse any sum under this Agreement in respect of commissions, expense reimbursements or Transfer Taxes shall be construed as an obligation on such Selling Shareholder or Over-allotment Shareholder to pay or reimburse such sum on behalf of its Connected Shareholder Person (if and to the extent applicable);
          (d) Any obligation on a Connected Shareholder Person to pay or reimburse any sum under this Agreement in respect of commissions, expense reimbursements or Transfer Taxes shall be construed as an obligation on such Selling Shareholder or Over-allotment Shareholder to pay or reimburse such sum on behalf of its Connected Shareholder Person (or, if not possible, as principal);
          (e) Any obligation on any person under this Agreement to transfer Shares to a Selling Shareholder or Over-allotment Shareholder shall be construed as an obligation to transfer such Shares to the relevant Selling Shareholder’s or Over-allotment Shareholder’s Connected Shareholder Person (if and to the extent applicable);
          (f) Any obligation on a Selling Shareholder or Over-allotment Shareholder to execute any form of transfer in respect of Shares shall be construed as an obligation on the relevant Selling Shareholder or Over-allotment Shareholder to procure the execution of such form by its Connected Shareholder Person (if and to the extent applicable); and
          (g) Any reference to a person holding Shares as nominee or trustee for a Selling Shareholder or Over-allotment Shareholder shall be construed as a reference to such person holding as nominee or trustee for the relevant Connected Shareholder Person.
          14. Appointment of Joint Sponsors, Joint Global Co-ordinators and Joint Bookrunners. The Company confirms its appointment of each of CGML and Deutsche Bank as joint sponsors in connection with Admission and each of the Company and the Selling Shareholders confirms the appointment of CGMUKE and Deutsche Bank as joint global co-ordinators and joint bookrunners for the purposes of co-ordinating the Offer.
          15. Jurisdiction. Each of the parties irrevocably (i) agrees that any legal suit, action or proceeding against the Company or any Selling Shareholder arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court of England and Wales; (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding provided that if any suit, action or proceeding is brought against Citigroup, Deutsche Bank or any other Underwriter in a court in any other jurisdiction, Citigroup, Deutsche Bank or such Underwriter may, if it receives legal advice to the effect that it is advisable to do so, join the Company and/or any or all of the Selling Shareholders to such suit, action or proceeding, and the Company and the Selling Shareholders irrevocably submit to the jurisdiction of such courts in relation to any such suit, action or proceeding.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of England.
          17. Waiver of Immunity. To the extent that the Company or a Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process with respect to itself or any of its property, the Company and each Selling Shareholder hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.
          18. Entire Agreement. This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and each party hereto acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it. Accordingly, no party to this Agreement shall have any liability or remedy in respect of any misrepresentation or untrue statement which is not contained in this Agreement or for any breach of representation or warranty which is not contained in this Agreement. Each party to this Agreement acknowledges that in entering into this Agreement it places no reliance on any representation, warranty or other statement which is not expressly set out or referred to in this Agreement. This Section 18 shall not exclude any liability for fraudulent misrepresentation.
          19. Counterparts. This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.
          20. Headings. The section headings used in this Agreement are for convenience only and will not affect the construction of this Agreement.
          21. Time of the Essence. Time will be off the essence in this Agreement.
          22. Definitions. The terms which follow, when used in this Agreement, will have the meanings indicated:
“Admission” means admission of the Shares to the Official List of the FSA and to trading on the London Stock Exchange’s market for listed securities becoming effective in accordance with, respectively, the Listing Rules and the Admission and Disclosure Standards.

“Admission and Disclosure Standards” means the requirements contained in the publication, “Admission and Disclosure Standards” dated 1 July 2005 containing, amongst other things, the admission requirements to be met by companies seeking admission to trading on the London Stock Exchange’s market for listed securities, as amended from time to time.
“Affiliate” will have the meaning specified in Rule 405 of the Securities Act provided that in relation to (i) each Selling Shareholder, the term Affiliate shall not include any member of the Group or any other Selling Shareholder or any other Selling Shareholder’s respective Affiliates and (ii) the Company, the term Affiliate shall not include any Selling Shareholder or any of its Affiliates.
“Agreement among Underwriters” means the agreement among Underwriters entered into between the Underwriters on 9 December 2005.
“Business Day” means any day for which banks are generally open for business in London and New York excluding Saturdays and Sundays.
“Buy-Back and Stabilisation Regulation” means Commission Regulation (EC) of 22 December 2004 implementing Directive 2003/6/EC as regards exemptions for buy-back programmes and the stabilisation of financial instruments (No. 2273/2013).
“CGML” means Citigroup Global Markets Limited, in its capacity as joint sponsor and in any other capacity in which it may act in relation to the Offer.
“CGMUKE” means Citigroup Global Markets U.K. Equity Limited, in its capacity as joint global co-ordinator and in any other capacity in which it may act in relation to the Offer.
“Citigroup” means each of CGML and CGMUKE.
“Class 1 Resolution” means the ordinary resolution to be proposed at the extraordinary general meeting of IHG convened for 7 December 2005 pursuant to the notice of extraordinary general meeting contained in the circular issued by IHG to its shareholders on 16 November 2005, giving details of its proposed sale of part or all of its interest in the Company.
“Closing Date” means the First Closing Date and any Over-allotment Closing Date.
“Combined Code” means the corporate governance code issued by the Financial Reporting Council.
“Commission” means the U.S. Securities and Exchange Commission.
“Companies Act” means the Companies Act 1985.
“Connected Shareholder Person” means Six Continents Investment Limited for IHG and Allied Domecq Overseas (Canada) Limited for Pernod Ricard, each a wholly owned subsidiary of the respective Selling Shareholder.

“CREST” means the relevant system (as defined in the Regulations) in respect of which CRESTCo is the Operator (as defined in the Regulations).
“CRESTCo” means the CRESTCo Limited.
“CREST Member” means a person who has been admitted by CRESTCo as a system member (as defined in the Regulations).
“Deutsche Bank” means Deutsche Bank AG London, in its capacity as joint sponsor, joint global co-ordinator and in any other capacity in which it may act in relation to the Offer.
“Director” has the meaning set out in Section 1(a)(i).
“Director’s Questionnaire” means a questionnaire completed by a Director in the Agreed Form.
“Disclosure Rules” means the rules relating to the disclosure of information in respect of financial instruments which have been admitted to trading on a regulated market or for which a request for admission to trading on such a market has been made in accordance with Section 417(a) of the FSMA.
“Document Request List” means the diligence request list prepared by Linklaters, including any updates and supplements thereto.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Executive Director” has the meaning set out in Section 1(a).
“Firm Shares” means the Shares to be sold by each of the Selling Shareholders or its Connected Shareholder Person pursuant to the Offer in the proportions set out in column (2) of Table 2 of the Purchase Memorandum (for the avoidance of doubt, the Firm Shares shall not include the Over-allotment Shares).
“FSA” means The Financial Services Authority acting as the competent authority for the purposes of Part VI of the FSMA Act and in the exercise of its functions in respect of the admission to the Official List of the FSA, including where the context so permits any committee, employee, officer or servant to whom any function of the FSA may from time to time be delegated.
“FSMA” means the Financial Services and Markets Act 2000 (as amended).
“Group” has the meaning set out in Section 1(a)(i).
“IHG” means InterContinental Hotels Group PLC, a company incorporated in England and Wales with registered number 5134420 with registered business address of 67 Alma Road, Windsor, Berkshire SL4 3HD.

“Indemnifying Party” means the Company and/or the Selling Shareholder, as the context may require.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Joint Venture Deed of Accession” means the deed dated 18 November 2005 between Britannia Soft Drinks Limited, InterContinental Hotels Group Plc, InterContinental Hotels Limited, Allied Domecq Limited, Pernod Ricard S.A., Whitbread Group Plc, Six Continents Investments Limited, Allied Domecq Overseas (Canada) Limited and Britannia SD Holdings Limited, relating to a Joint Venture Agreement dated 10 February 1986 (as amended).
“Listing Rules” means the listing rules of the FSA under Part VI of the FSMA.
“London Stock Exchange” means the London Stock Exchange plc.
“Loss” or “Losses” means any and all losses, claims, damages or liabilities and Taxes, joint or several (other than taxes incurred on actual net income, profits or gains and other than VAT unless the relevant person certifies it is not recoverable by it or any member of a group of which it is a member for VAT purposes and other than interest or penalties arising as a result of unreasonable default or delay by any indemnified person), provided that “Loss” or “Losses” shall not include:
(i) in relation to any sum payable by the Company in respect of a Loss under this Agreement (or which would be so payable but for this proviso), any Transfer Taxes (other than any related costs, fines, penalties or interest arising as a result of unreasonable delay or default by the Underwriters or the Stabilisation Manager) which the Company, the Selling Shareholders or the Over-allotment Shareholders are liable to pay under Section 13(h) or any Transfer Taxes which are incurred by the Underwriters or the Stabilising Manager as transferee or purchaser; and
(ii) in relation to any sum payable by any Selling Shareholder in respect of a Loss under this Agreement (or which would be so payable but for this proviso), any Transfer Taxes (other than any related costs, fines, penalties or interest arising as a result of unreasonable delay or default by the Underwriters or the Stabilisation Manager).
“Material Adverse Effect” has the meaning set out in section 1(a)(xii) of this Agreement.
“New IPO Agreement” means the IPO Agreement dated 18 November 2005 between Britannia SD Holdings Limited, InterContinental Hotels Group Plc, Pernod Ricard S.A., Whitbread Group Plc and PepsiCo Inc to replace the existing IPO agreement dated 22 April 2005.
“Non-executive Director” has the meaning set out in Section 1(c).
“Offer” means the offer of Firm Shares to institutional investors in certain jurisdictions, the terms and conditions governing which are set out in the Offering Memoranda.
“Offer Documents” means the Offering Memoranda, the press announcement dated the date of this Agreement to be issued in connection with the publication of the Prospectus and the press announcement to be issued in connection with the publication of the Pricing Supplement and pricing and allocation and in connection with the publication of any Supplementary Prospectus and any other document published or issued by or on behalf of the Company for the purposes of the Offer, each (other than the press announcement to be issued in connection with the publication of the Pricing Supplement and any Supplementary Prospectus) in the Agreed Form.
“Offer Price” has the meaning set out in Section 2(a).
“Offering Memoranda” means the Prospectus, the Pricing Supplement and any Supplementary Prospectuses.
“Over-allotment Conditions” means the following:
(i)	Admission having occurred and not having been terminated or suspended;

(ii)	the conditions set out in Section 6 having been satisfied (or waived by the Stabilisation Manager in its absolute and sole discretion);

(iii)	the documents referred to in Sections 5 and 6 of this Agreement having been delivered in accordance with those Sections;

(iv)	each of the Company, the Directors, the Selling Shareholders (including the Over-allotment Shareholders) having complied with all other agreements and obligations and satisfied all other conditions on its or his part under this Agreement to be performed or satisfied on or prior to the Over-allotment Closing Date (save for any breaches which have been remedied or waived to the reasonable satisfaction of the Stabilising Manager (following agreement with Deutsche Bank) prior to the Over allotment Closing Date); and

(v)	prior to the Over-allotment Closing Date, the provisions of sub-sections 3(b) and (d)(i) having been complied with.
“Over-allotment Contract” has the meaning set out in section 2(e) of this Agreement.
“Pernod Ricard” means Pernod Ricard S.A., a company incorporated in France with registered business address of 12 Place des Etats Unis, 75783 Paris Cedex 16, France.
“PepsiCo Letter” means the letter agreement dated 18 November 2005 between Britvic Soft Drinks Limited and PepsiCo Inc.
“Prospectus Rules” means the rules expressed to relate to transferable securities as defined in Section 73A(4) of the FSMA.
“Purchase Memorandum” means a memorandum in the form of the draft contained in Schedule IV, expected to be executed by each of the Selling Shareholders, each of the Over-allotment Shareholders and each of the Underwriters.
“Registrar” means Lloyds TSB, The Causeway, Worthing, West Sussex BN99 6DA.

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001/3755).
“Regulation D” means Regulation D under the Securities Act.
“Regulation S” means Regulation S under the Securities Act.
“Restructuring Agreements” has the meaning set out in Section 1(a)(vi).
“Restructuring Arrangements” has the meaning set out in Section 1(a)(vi).
“Sale Shares” means the Firm Shares and the Over-allotment Shares.
“Scheme” means the Britvic Pension Plan established under a trust deed and rules dated 1 April 2003 as described in paragraph 8 of Part XIV of the Prospectus.
“Securities Act” means the U.S. Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder.
“Seven-Up Letter” means the letter agreement dated 18 November 2005 between Britvic Soft Drinks Limited and Seven-Up International, a division of The Concentrate Manufacturing Company of Ireland.
“Share Exchange Agreement” means the agreement dated 18 November 2005 between Britannia SD Holdings Limited, InterContinental Hotels Group Plc, Pernod Ricard S.A., Whitbread Group Plc and PepsiCo Inc whereby InterContinental Hotels Group Plc, Pernod Ricard, Whitbread Group Plc and PepsiCo Inc procured the transfer of all the ordinary shares in Britannia Soft Drinks Limited to Britannia SD Holdings Limited in exchange for the issue of ordinary shares in Britannia SD Holdings Limited.
“Stabilisation Manager” means Citigroup Global Markets U.K. Equity Limited.
“Stocklending Agreement” means the securities lending agreement to be entered into between the Selling Shareholders (or their Connected Shareholder Persons) and Citigroup Global Markets U.K. Equity Limited on 9 December 2005.
“Supplementary Prospectus” means any supplement to the Prospectus published by the Company pursuant to section 87G of the FSMA and Rule 3.4 of the Prospectus Rules and “Supplementary Prospectuses” shall be construed accordingly.
“tax authority” means any taxing or other authority (whether within or outside the United Kingdom) competent to impose any liability to Taxes.
“Taxes” means all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with all penalties, charges and interest relating to any of the foregoing and regardless of whether the person concerned is primarily liable or not, including (without limitation) corporation tax, advance corporation tax, income tax, capital gains tax, VAT, national insurance contributions, capital duty, stamp duty, stamp duty land tax, SDRT, and all other taxes on gross or net income, profits or gains, distributions, receipts, sales, use, occupation, franchise, value added, and personal property;
“Termination Deed” means the deed dated 18 November 2005 relating to Britannia Soft Drinks Limited and Britannia SD Holdings Limited, between Britannia Soft Drinks Limited, InterContinental Hotels Limited, Allied Domecq Limited, Whitbread Group Plc, PepsiCo Inc, InterContinental Hotels Group Plc and Pernod Ricard.
“Whitbread” means Whitbread Group PLC, a company incorporated in England and Wales with registered number 29423, with registered business address of Whitbread House, Park Street West, Luton LU1 3BG.
“Working Capital Report” means the working capital report in the Agreed Form in respect of the Group prepared by Ernst & Young LLP, including any updates and supplements thereto.
23. Interpretation
     (a) The Introduction and Schedules to this Agreement from part of, and shall be deemed to be incorporated in, this Agreement.
     (b) In this Agreement, unless otherwise specified:
     (i) references to the Introduction, Sections, paragraphs, and Schedules are to the Introduction, Sections, paragraphs of, and Schedules to this Agreement;
     (ii) words and expressions defined in the Companies Act shall bear the same meaning;
     (iii) words denoting any gender shall include all genders;
     (iv) any reference to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;
     (v) the words “include(s)” and “including” shall be interpreted as if they were in each case followed by the words “without limitation”;
     (vi) any reference to “in writing” or “written” shall (except where the context requires otherwise) include written or produced by any legible and non-transitory substitute for writing or partly in one manner and partly in another;
     (vii) any reference to a statute, statutory provision or subordinate legislation (“legislation”) shall (except where the context requires otherwise) be construed as referring to:
     (aa) such legislation as amended and in force from time to time and to any legislation which (either with or without modification) re-enacts, consolidates or enacts in rewritten form any such legislation; and

     (bb) any former legislation which it re-enacts, consolidates or enacts in rewritten form;
     (ix) references to times of the day are to London time;
     (x) any document expressed to be “ in the Agreed Form” shall be such document in the form agreed between the Company, Citigroup and Deutsche Bank and the Selling Shareholders (as the case may be) and initialled for the purpose of identification by, or on behalf of, the Company, Citigroup and Deutsche Bank and the Selling Shareholders (as the case may be) as amended by agreement by, or on behalf of, the Company, Citigroup and Deutsche Bank and the Selling Shareholders (as the case may be) in writing following the date of this Agreement;
     (xi) any reference to “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality); and
     (c) References to any English legal term for any action, remedy, method of judicial proceedings, legal document, legal status, court official or any other legal concept shall, in respect of jurisdiction other than England, be deemed to include the legal concept or term which most closely equates in that jurisdiction to the English legal term.

SCHEDULE I
SELLING SHAREHOLDERS

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
			Agreed
	Connected	Proposed	Over-allotment
	Shareholder	number of	Share	Address of Selling	Fax
Selling Shareholders	Person	Firm Shares	Proportion (%)	Shareholders	number
InterContinental Hotels Group PLC*	Six Continents Investment Limited	76,516,256	50	67 Alma Way Windsor Berkshire SL4 3HD	0175 - 3410101

Whitbread Group PLC*	Whitbread Group PLC	38,258,115	25	Whitbread House	01582 -396697
				Park Street
				West Luton LU1 3BG

Pernod Ricard S.A.*	Allied Domecq Overseas (Canada) Limited	38,258,115	25	12 Places des Etats Unis 75783 Paris Cedex 16, France	00 331 - 41 00 42 42

(*)	Over-allotment Shareholder.

SCHEDULE II
UNDERWRITERS

Underwriter	Address, telephone and facsimile number
Citigroup Global Markets U.K. Equity Limited	Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

For the attention of Equity Syndicate Desk

Telephone: 020-7986-0740

Facsimile: 020-7986-1103

Deutsche Bank AG London	Winchester House
1 Great Winchester Street
London EC2N 2DB

For the attention of Equity Capital Markets

Telephone: 020 7545 6304

Facsimile: 020 7545 6301

Lehman Brothers International (Europe)	25 Bank Street
Canary Wharf
London E14 5LG

For the attention of Head of European Capital Markets

Telephone: 020 7102 7684

Facsimile: 020 7067 8283

Merrill Lynch International	Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

For the attention of Equity Capital Markets

Telephone: 020 7628 1000

Facsimile: 020 7995 2516

SCHEDULE III
Part A

Executive Directors	Limit on Liability
Paul Moody	£750,000

John Gibney	£500,000
Part B

Non-Executive Directors	Limit on Liability
Joanne Averiss	£10,000

Chris Bulmer	£35,000

Gerald Corbett	£180,000

Bob Ivell	£35,000

Michael Shallow	£35,000

SCHEDULE IV
PURCHASE MEMORANDUM
Dated: [•] 2005
The Offer Price is £[•] per Share
This counterpart of the Purchase Memorandum, when taken together with all other counterparts of the Purchase Memorandum executed pursuant to the underwriting agreement dated [25] November 2005 between, inter alia, Britvic plc, Citigroup, Deutsche Bank and others as named therein (the “Agreement”), constitutes the Purchase Memorandum.
Upon the execution of this Purchase Memorandum, each of the Underwriters will severally be obligated to procure purchasers for or, failing which, to purchase itself the aggregate number of Firm Shares specified in Table 1 below and specified in Table 2 below the shareholders in the Britvic plc listed herein will be obligated to sell the number of Firm Shares and up to the number of Over-allotment Shares (if any) specified below in Table 3, in each case on and subject to the terms and conditions of the Agreement.
It is as agreed that the number of Firm Shares to be sold by each of the Selling Shareholders or its Connected Shareholder Person pursuant to the Offer is as specified in Column (2) of Table 2 of this Purchase Memorandum and the maximum number of Shares which are the subject of the Over-allotment Contract is as specified in Column (2) of Table 3 of this Purchase Memorandum.
Terms defined in the Agreement have the same meanings when used in this Purchase Memorandum.
Table 1
Underwriting Commitments

Column (1)	Column (2)
Number of Firm Shares underwritten pursuant
Underwriter	to the Agreement
Citigroup Global Markets U.K. Equity Limited	[ ]
Deutsche Bank AG London	[ ]
Lehman Brothers International (Europe)	[ ]
Merrill Lynch International	[ ]
Total	[ ]

Table 2
Selling Shareholders

Column (1)	Column (2)
Number of Firm Shares to be sold pursuant to
Selling Shareholders	this Agreement
InterContinental Hotels Group PLC
Whitbread Group PLC
Pernod Ricard S.A.
Total
Table 3
Over-allotment Shareholders

Column (1)	Column (2)	Column (3)
	Maximum Number of Over-	Agreed Over-allotment Share
Over-allotment Shareholders	allotment Shares	Proportion (%)
InterContinental Hotels Group PLC
Whitbread Group PLC
Pernod Ricard S.A.
Total
This Purchase Memorandum may be executed by one or more of the parties hereto in any number of counterparts each of which shall be deemed to be an original, but all counterparts shall together constitute the same instrument.
In witness whereof this Purchase Memorandum has been entered into on [•] 2005 by the Selling Shareholders and the Underwriters.
[Execution provisions]

SCHEDULE V
UNDERWRITER INFORMATION

Underwriters’ names:

Citigroup Global Markets U.K. Equity Limited

Deutsche Bank AG London

Lehman Brothers International (Europe)

Merrill Lynch International

Underwriters’ addresses:

Citigroup Global Markets U.K. Equity Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB

Lehman Brothers International (Europe)
25 Bank Street
Canary Wharf
London E14 5LE

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us this Agreement, and upon the acceptance of this Agreement by, or on behalf of Citigroup, Deutsche Bank and each of the other Underwriters, this Agreement and such acceptance will represent a binding agreement among the Company, the Directors and each of the Selling Shareholders and the several Underwriters.
      Any person executing and delivering this Agreement as Attorney represents by so doing that he has been duly appointed as Attorney pursuant to a validly existing and binding Power of Attorney which authorises such Attorney to take such action.
      In witness whereof this Agreement has been entered into the day and year first before written.
Very truly yours,

Very truly yours,
Britvic PLC
By:	/s/ John Gibney
Name: John Gibney
	Title:	Finance Director

InterContinental Hotels Group PLC
By:	/s/ Richard Solomons
	Name:	Richard Solomons
	Title:	Chief Financial Officer

Whitebread Group PLC
By:	/s/ Christopher Rogers
	Name:	Christopher Rogers
	Title:	Finance Director

Pernod Richard S.A.
By:	/s/ R. Burrows
	Name:	R. Burrows
	Title:	Director General

Signed and delivered as a Deed by
/s/ Paul Moody
Paul Moody
in the presence of:
/s/ Mark Austin
Name: Mark Austin Address: 65 Fleet Street, London Occupation: Solicitor

Signed and delivered as a Deed by
/s/ John Gibney
John Gibney
in the presents of:
/s/ Mark Austin
Name: Mark Austin Address: 65 Fleet Street, London Occupation: Solicitor

Signed and delivered as a Deed by
Joanne Averis
in the presence of:
/s/ Mark Austin /s/ Joanne Averis
Name: Mark Austin Address: 65 Fleet Street, London Occupation: Solicitor

Signed and delivered as a Deed by Chris Bulmer through his attorney Paul Moody in the presence of:
/s/ Mark Austin /s/ Paul Moody
Name: Mark Austin
Address: 65 Fleet Street, London Occupation: Solicitor

Signed and delivered as a Deed by Gerald Corbet through his attorney Paul Moody in the presence of:
/s/ Mark Austin /s/ Paul Moody
Name: Mark Austin
Address: 65 Fleet Street, London Occupation: Solicitor

Signed and delivered as a Deed by Bob Ivell through his attorney Paul Moody in the presence of:
/s/ Mark Austin /s/ Paul Moody
Name:	Mark Austin
Address: 65 Fleet Street, London Occupation: Solicitor

Signed and delivered as a Deed by
Michael Shallow
in the presence of:
/s/ Mark Austin /s/ Michael Shallow
Name:	Mark Austin
Address: 65 Fleet Street, London Occupation: Solicitor

The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above written.

Citigroup Global Markets Limited
Citigroup Global Markets U.K. Equity Limited

By:	/s/ David Wormsley
	Name:	David Wormsley
	Title:	Managing Director

Deutsche Bank AG London

By:	/s/ Charles Wilkinson		/s/ Jeremy Quin
	Name:	Charles Wilkinson	Jeremy Quin
	Title:	Managing Director	Managing Director

Lehman Brothers International (Europe)

By:	/s/ Stephen Pull
	Name:	Stephen Pull
	Title:	Managing Director

Merrill Lynch International

By:
Name:
Title:

vii

Lehman Brothers International (Europe)

By:
Name:
Title:

Merrill Lynch International

By:	/s/ Simon MacKenzie-Smith
	Name:	Simon MacKenzie-Smith
	Title:	Managing Director, Head of UK Investment Banking

EXHIBIT A
Documents to be delivered to Citigroup and Deutsche Bank
Part A: Delivery on or prior to the date of the Agreement
Documents from the Company and Directors:
     1. A copy of the signed Form A as signed by a Director or the Secretary.
     2. Two certified copies of the final cross reference list identifying the pages of the Prospectus on which each item required by the schedules and building blocks of the Prospectus Rules can be found.
     3. Two originals of the letters duly signed by the Company in relation to paragraphs 8.4.2, 6.1.16, 8.4.3 of the Listing Rules and which also confirm that there has been no significant change in the financial or trading position of the Company on the Group since 2 October 2005 and confirming that these are established non-financial reporting procedures within the Company and dated the same date as the Prospectus.
     4. Two originals of the letter duly signed by the Company in relation to paragraph 8.3.4 of the Listing Rules and dated the same date as the Prospectus.
     5. Two certified copies of the responsibility and authority letters accepting responsibility for the information contained in, inter alia, the Prospectus dated the date of the Prospectus duly signed by each of the Directors.
     6. Two originals of the verification files dated the date of the Prospectus duly signed by or on behalf of each Director or by each of the persons responsible for the replies thereto.
     7. Two copies of the Prospectus bearing evidence of the approval of the FSA, pursuant to the Listing Rules and the Prospectus Rules.
     8. Two certified copies of the minutes of the meetings of the Board of Directors of the Company, or a duly authorised committee thereof, approving the Prospectus and (where appropriate) the other documents referred to in this Agreement and authorising the steps to be taken by the Company in connection with the offer and sale of the Sale Shares, including the execution of this Agreement, in the Agreed Form and at which meeting the Directors also confirm the adequacy of their systems and procedures in respect of disclosure of information and which the Directors confirm the adequacy of their financial reporting procedures.
     9. Two certified copies of the minutes of the meeting of the Board of Directors of the Company appointing any committee such as is referred to in paragraph 9 above.
     10. Two certified copies of the certificate of incorporation, the certificate of incorporation on change of name of the Company, the certificate of re-registration as a public limited company, the Memorandum and Articles of Association of the Company and the new Articles of Association of the Company to be adopted on Admission.
     11. Two certified copies of each of the other documents stated in the Prospectus as being available for inspection.
     12. Two certified copies of the Registrars’ agreement.

     13. Two certified copies of each of the Powers of Attorney pursuant to which any party executes this Agreement.
     14. Two originals of the comfort letter in relation to the adequacy of the Company’s insurance cover and policies.
     15. Two certified copies of the Company’s disclosure policy.
     16. Two certified copies of the duly executed New IPO Agreement.
     17. Two certified copies of the duly executed Share Exchange Agreement.
     18. Two certified copies of the duly executed Termination Deed.
     19. Two certified copies of the duly executed Joint Venture Deed of Accession.
     20. Two certified copies of the duly executed Seven-Up Letter.
     21. Two certified copies of the duly executed PepsiCo Letter.
22.	Two copies of the letter dated 3 November 2005 from Britannia Soft Drinks Limited to the Chairman at the trustees of the Scheme, and two copies of the Chairman’s reply dated 5 November 2005 setting out, inter alia, the agreed details of the additional contribution amounts to be paid into the Scheme.
     23. Two certified copies of the court order confirming the reduction of capital.
Documents from the Reporting Accountants:
     24. Two original copies of the Reporting Accountants’ long form report dated the date of the Prospectus and duly signed by the Reporting Accountants.
     25. Two copies of the Reporting Accountants’ accountants’ report dated the date of the Prospectus (as incorporated in the Prospectus) and duly signed by the Reporting Accountants.
     26. Two original copies of the Reporting Accountants’ working capital report dated the date of the Prospectus and duly signed by the Reporting Accountants.
     27. The following letters dated the date of the Prospectus from the Reporting Accountants:
     (a) two originals of the letter confirming the accuracy and correct extraction of certain financial information and non-financial operating data in the Prospectus;
     (b) two originals containing confirmations concerning the working capital statement in the Prospectus;
     (c) two copies of the letter reporting on the pro forma financial information in the Prospectus;
     (d) two originals of the letter providing comfort on there being no significant changes in the financial and trading position of the Company or the Group;
     (e) two originals of the letter confirming that the summary of taxation issues set out in the Prospectus accords with its understanding of the relevant current taxation legislation and Inland Revenue practice;

     (f) two originals of the letter providing comfort on the schedule of capitalisation and indebtedness of the Company as at 25 November 2005;
     (g) two originals of the letter providing comfort in relation to paragraphs 8.4.2 and 8.3.4 of the Listing Rules;
     (h) two originals confirming their independence in accordance with paragraphs 6.1.3(2) of the Listing Rules; and
     (i) two copies providing its consent to inclusion of in the Prospectus of its reports and letters in the form and context in which they are included in the Prospectus.
     28. Two original signed letters dated the date of the Prospectus duly signed by the Reporting Accountants relating to the Statement of Auditing Standards No. 72, with respect to the financial statements and certain financial information contained in the Prospectus.
Other Documents:
     29. 4 originals of each of the Certificates of Title dated the date of the Prospectus and produced by Eversheds LLP.
     30. Two originals of the letters duly signed by Linklaters in relation to paragraphs 8.4.2 and 8.3.4 of the Listing Rules and dated the same date as the Prospectus
     31. Two copies of each of the due diligence request list (including any supplements and updates thereto) and the final data room index, each in the Agreed Form and prepared by Linklaters.
     32. Two originals copies of the duly executed PepsiCo lock-up agreement.
 x

Part B: Delivery on the date of the Pricing Supplement
Documents from the Company, Directors and Selling Shareholders:
1. Copies of the Pricing Supplement bearing evidence of the approval of the FSA, pursuant to the Listing Rules and the Prospectus Rules.
2. Two originals of the letter duly signed by the Company in relation to paragraphs 8.4.2 and 8.4.3 of the Listing Rules and dated the same date as the Pricing Supplement.
3. Two originals of the letter duly signed by the Company in relation to paragraph 8.3.4 of the Listing Rules and dated the same date as the Prospectus.
4. A copy of the signed Application for Admission of securities to the Official List in relation to the Shares certified by a Director or the secretary of the Company.
5. A copy of the signed Application for Admission of Securities to trading on the London Stock Exchange as signed by us
6. As relevant, two originals of the letter duly signed by the Company confirming after due and careful enquiry that the provided information contained in the Pricing Supplement and the Prospectus has been properly extracted from the Company’s accountancy records and dated the same date as the Pricing Supplement.
7. As relevant, two originals of the letter duly signed by the Company confirming that the non-financial operating data contained in the Pricing Supplement and the Prospectus has been properly extracted from the records of the Group.
8. Two originals of the letter duly signed by the Company confirming that there are established non-financial operating procedures within the Company.
9. Two originals of the letter duly signed by the Company confirming that there has been no significant change in the financial or trading position of the Company or the Group since 25/11 2005.
10. Two certified copies of the minutes of the meetings of the Board, or a duly authorized committee thereof (in which case, a certified copy of the minutes of the Board appointing such committee also to be supplied), approving the Pricing Supplement.
11. Two certified copies of each power of attorney pursuant to which any party executes the Purchase Memorandum.
12. Two originals of a certificate in the agreed form from each of the Company and the Selling Shareholders dated the date of the Pricing Supplement to the effect that the warranties given by that Warrantor in this Agreement are true and accurate in all respects on and as of the date of the Pricing Supplement by reference to the facts and circumstances subsisting at the relevant date as though they had been given and made on the date of the Pricing Supplement and that such Warrantor has complied with all the agreements and satisfied all the conditions on its part under this Agreement to be performed or satisfied by it on or prior to the date of the Pricing Supplement.
13. Two originals of the stock lending agreement dated the date of the Pricing Supplement duly signed by each of the Over-allotment Shareholders and to be entered into by each of the

Over-allotment Shareholders and the Stabilisation Manager (or their Connected Shareholder Persons).
14. Two certified copies of the Class 1 Resolution that has been duly approved at the extraordinary general meeting of IHG shareholders convened on 7 December 2005.
15. A copy of the signed Issuer’s Declaration (in the form required by paragraph 3.3.5R(2) of the Listing Rules signed by a Director or the Secretary).
Documents from the Accountants:
16. One original of the Accountants’ bring-down comfort letter, duly signed by the Accountants and dated the same date as the Pricing Supplement.
17. Two originals of the letter referred to in paragraph 28 of Part A of Exhibit A dated the same date as the Pricing Supplement.
Other Documents:
18. Two originals of the letters duly signed by Linklaters in relation to paragraphs 8.4.2 and 8.3.4 of the Listing Rules and dated the same date as the Pricing Supplement.

Part C: Delivery of documents on the First Closing Date prior to Admission
Documents from the Company, Selling Shareholders:
1. Two originals of a certificate in the form set out in Annex I from the Company dated the First Closing Date.
2. Two originals of a certificate in the form set out in Annex II from the Directors dated the First Closing Date.
3. Two originals of a certificate in the form set out in Annex III from the Selling Shareholders dated the First Closing Date.
Documents from the Reporting Accountants:
4. Two originals of the document referred to in paragraph 16 of Part B of Exhibit A dated the First Closing Date.
5. Two originals of the letter referred to in paragraph 28 of Part A of Exhibit A dated the First Closing Date.
Other Documents:
6. Two originals of the English Law opinion from Linklaters, English lawyers for the Company, addressed to Citigroup, Deutsche Bank and the other Underwriters in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
7. Two originals of the U.S. legal opinion from Linklaters, U.S. legal advisers from the Company addressed to Citigroup, Deutsche Bank and the other Underwriters in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
8. Two originals of the so called “Rule 10b-5 disclosure letter” from Linklaters.
9. Two originals of each of the English law opinions, U.S. legal opinions and so called “Rule 10b-5 disclosure letter” from Freshfields Bruckhaus Deringer.
10. Two originals of the legal opinion from Linklaters, legal advisers to IHG, addressed to Citigroup, Deutsche Bank and the other Underwriters in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
11. Two originals of the legal opinion from Macfarlanes, legal advisers to Pernod Ricard, addressed to Citigroup, Deutsche Bank and the other Underwriters in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
12. Two originals of the legal opinion from Slaughter & May, legal advisers to Whitbread, addressed to Citigroup, Deutsche Bank and the other Underwriters in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
13. Two originals of a signed cross-receipt in respect of the Firm Shares.

Part D: Delivery of documents on an Over-allotment Closing Date
Documents from the Company, Selling Shareholder:
1. Two originals of a certificate in the form set out in Annex I from the Company dated the relevant Over-allotment Closing Date.
2. Two originals of a certificate in the form set out in Annex II from the Directors dated the relevant Over-allotment Closing date.
3. Two originals of a certificate in the form set out in Annex III from the Selling Shareholder, Trustee dated the relevant Over-allotment Closing Date.
Document from the Reporting Accountant:
4. Two originals of the document referred to in paragraph 16 of Part B of Exhibit A dated the relevant Over-allotment Closing Date.
5. Two originals of the letter referred to in paragraph 28 of Part B of Exhibit A dated the relevant Over-allotment Closing Date.
Other Documents:
6. Two originals of the English Law opinion from Linklaters, English lawyers for the Company, addressed to Citigroup, Deutsche Bank and the other Underwriters, in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
7. Two originals of the U.S. legal opinion from Linklaters, U.S. legal advisers from the Company addressed to Citigroup, Deutsche Bank and the other Underwriters, in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
8. Two originals of the so called “Rule 10b-5 disclosure letter” from Linklaters.
9. Two originals of each of the English law, U.S. legal opinions from Freshfields Bruckhaus Deringer and the so called “Rule 10b-5 disclosure letter”.
10. Two originals of the legal opinion from Linklaters, legal advisers to IHG, addressed to Citigroup, Deutsche Bank and the other Underwriters in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
11. Two originals of the legal opinion from Macfarlanes, legal advisers to Pernod Ricard, addressed to Citigroup, Deutsche Bank and the other Underwriters in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
12. Two originals of the legal opinion from Slaughter & May, legal advisers to Whitbread, addressed to Citigroup, Deutsche Bank and the other Underwriters in a form reasonably satisfactory to Citigroup, Deutsche Bank and the other Underwriters.
13. Two originals of a signed cross-receipt in respect of the Over-allotment Shares.

ANNEX I
FORM OF CERTIFICATE
BRITVIC PLC
[To be typed on the Company’s Letterhead]
To be provided on the date of Pricing Supplement, First Closing Date and on any Over-allotment Closing Date
Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Deutsche Bank AG, London
Winchester House
Great Winchester Street
London EC2N 2DB
Lehman Brothers International (Europe)
25 Bank Street
Canary Wharf
London E14 5LE
Merrill Lynch International
2 King Edward Street
LondonEC1A 1HQ
[ • ] 2005
Dear Sirs
Agreed form certificate in relation to a global offer of ordinary shares in Britvic Plc (the “Company”)
Reference is made to Section 6(a) of the underwriting agreement dated 25 November 2005 entered into between, inter alios, Citigroup Global Markets Limited, Deutsche Bank AG London, Lehman Brothers International (Europe), Merrill Lynch International and the Company (the “Underwriting Agreement”). Capitalised terms used but not defined herein have the meaning ascribed to them in the Underwriting Agreement.
The Company has carefully examined the Prospectus, the Pricing Supplement and the Underwriting Agreement [and any Supplementary Prospectus].
The representations, warranties and undertakings given by the Company in the Underwriting Agreement are true, accurate and not misleading and have not been breached at the date of the Underwriting Agreement in any respect and there has been no change in the circumstances such that if repeated by reference to the facts and circumstances subsisting at the date hereof any of such representations, warranties or undertakings would not be untrue, inaccurate or misleading in any respect and would not be breached at the date hereof.
Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the other members of the Group, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus.

Yours faithfully
.......................................
Being a Director of the Company
For and on behalf of Britvic Plc

ANNEX II
FORM OF CERTIFICATE
BRITVIC PLC
[To be typed on the Company’s Letterhead]
To be provided on the date of Pricing Supplement, First Closing Date and on any Over-allotment Closing Date
Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Deutsche Bank AG, London
Winchester House
Great Winchester Street
London EC2N 2DB
Lehman Brothers International (Europe)
25 Bank Street
Canary Wharf
London E14 5LE
Merrill Lynch International
2 King Edward Street
LondonEC1A 1HQ
[ • ] 2005
Dear Sirs
Agreed form certificate in relation to a global offer of ordinary shares in Britvic Plc (the “Company”)
Reference is made to Section 6(b) of the underwriting agreement dated 25 November 2005 entered into between, inter alios, Citigroup Global Markets Limited, Deutsche Bank AG London, Lehman Brothers International (Europe), Merrill Lynch International and the Company (the “Underwriting Agreement”). Capitalised terms used but not defined herein have the meaning ascribed to them in the Underwriting Agreement.
The Directors have carefully examined the Prospectus, the Pricing Supplement and the Underwriting Agreement [and any Supplementary Prospectus].
The representations, warranties and undertakings given by the Directors in the Underwriting Agreement are true, accurate and not misleading and have not been breached at the date of the Underwriting Agreement in any respect and there has been no change in the circumstances such that if repeated by reference to the facts and circumstances subsisting at the date hereof any of such representations, warranties or undertakings would not be untrue, inaccurate or misleading in any respect and would not be breached at the date hereof.
Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the other members of the Group, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus.

Yours faithfully
.......................................
Being a Director of the Company
For himself and, as a duly appointed attorney, for and on behalf of each other Director of the Company.

ANNEX III
FORM OF CERTIFICATE
[to be typed on the relevant Selling Shareholder’s letterhead]
To be provided on the date of Pricing Supplement, First Closing Date and on any Over-allotment Closing Date
Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Deutsche Bank AG, London
Winchester House
Great Winchester Street
London EC2N 2DB
Lehman Brothers International (Europe)
25 Bank Street
Canary Wharf
London E14 5LE
Merrill Lynch International
2 King Edward Street
LondonEC1A 1HQ
[ • ] 2005
Dear Sirs
Agreed form certificate in relation to a global offer of ordinary shares in Britvic Plc (the “Company”)
Reference is made to Section 6(c) of the underwriting agreement dated 25 November 2005 entered into between, inter alios, Citigroup Global Markets Limited, Deutsche Bank AG London, Lehman Brothers International (Europe), Merrill Lynch International and the Company (the “Underwriting Agreement”). Capitalised terms used but not defined herein have the meaning ascribed to them in the Underwriting Agreement.
[insert name of relevant Selling Shareholder], as a Selling Shareholder, has received a copy of the Prospectus, the Pricing Supplement and the Underwriting Agreement [and any Supplementary Prospectus] and has examined the same for the purposes of the delivery of this certificate.
The representations, warranties and undertakings given by [insert name of relevant Selling Shareholder], as a Selling Shareholder, in the Underwriting Agreement are true, accurate and not misleading and have not been breached at the date of the Underwriting Agreement in any respect and there has been no change in the circumstances such that if repeated by reference to the facts and circumstances subsisting at the date hereof any of such representations, warranties or undertakings would not be untrue, inaccurate or misleading in any respect and would not be breached at the date hereof.
Yours faithfully
.......................................

[name]
[designation]
For and on behalf of [insert name of relevant Selling Shareholder]